                                                                   EXHIBIT 10.16



                    ========================================

                                 LEASE AGREEMENT

                                     BETWEEN

                 Prentiss Properties Acquisition Partners, L.P.

                                   (Landlord)

                                       AND

                                Micrografx, Inc.
                               a Texas corporation

                                    (Tenant)


                      Millennium Drive and Century Parkway
                                  Allen, Texas


                             Dated: August 31, 1998


                    ========================================

                       TABLE OF CONTENTS - LEASE AGREEMENT

                                                                           PAGE
ARTICLE 1     BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS...............1
ARTICLE 2     PREMISES AND QUIET ENJOYMENT..................................2
ARTICLE 3     TERM; COMMENCEMENT DATE; DELIVERY AND
              ACCEPTANCE OF PREMISES........................................2
ARTICLE 4     RENT..........................................................4
ARTICLE 5     OPERATING COSTS...............................................4
ARTICLE 6     PARKING.......................................................6
ARTICLE 7     SERVICES OF LANDLORD..........................................7
ARTICLE 8     ASSIGNMENT AND SUBLETTING.....................................8
ARTICLE 9     REPAIRS.......................................................9
ARTICLE 10    ALTERATIONS...................................................10
ARTICLE 11    LIENS.........................................................11
ARTICLE 12    USE AND COMPLIANCE WITH LAWS..................................11
ARTICLE 13    DEFAULT AND REMEDIES..........................................12
ARTICLE 14    INSURANCE.....................................................13
ARTICLE 15    DAMAGE BY FIRE OR OTHER CAUSE.................................14
ARTICLE 16    CONDEMNATION..................................................14
ARTICLE 17    INDEMNIFICATION...............................................15
ARTICLE 18    SUBORDINATION AND ESTOPPEL CERTIFICATES.......................15
ARTICLE 19    SURRENDER OF THE PREMISES.....................................16
ARTICLE 20    LANDLORD'S RIGHT TO INSPECT...................................17
ARTICLE 21    SECURITY DEPOSIT..............................................17
ARTICLE 22    BROKERAGE.....................................................17
ARTICLE 23    OBSERVANCE OF RULES AND REGULATIONS...........................17
ARTICLE 24    NOTICES.......................................................17
ARTICLE 25    MISCELLANEOUS.................................................18
ARTICLE 26    OTHER DEFINITIONS.............................................20


                                       I

                               EXHIBITS AND RIDERS

         The following Exhibits and Riders are attached hereto and by this reference made a part of this Lease:

EXHIBIT A      -    FLOOR PLAN OF THE PREMISES

EXHIBIT B      -    THE LAND

EXHIBIT C      -    LEASEHOLD IMPROVEMENTS

EXHIBIT D      -    FORM OF COMMENCEMENT NOTICE

RIDER NO. 1    -    RULES AND REGULATIONS

RIDER NO. 2    -    EXTENSION OPTIONS

RIDER NO. 3    -    ARBITRATION

RIDER NO. 4    -    RIGHT OF FIRST OFFER

RIDER NO. 5    -    EXPANSION AREA



                                       II

                             INDEX OF DEFINED TERMS

         Definitions of certain terms used in this Lease are found in the following sections:

TERM                                                         LOCATION OF DEFINITION
Additional Rent                                                       Section 1.01M
Bankruptcy Code                                                        Section 8.06
Base Building Condition                                                   Exhibit C
Base Rent                                                             Section 1.01L
Basic Lease Information and Certain Definitions                           Article 1
Branch                                                                    Exhibit C
Broker                                                                Section 1.01Q
Building                                                              Section 1.01B
Building Standard                                                         Exhibit C
Business Days                                                            Article 27
Central                                                                   Exhibit C
Commencement Date                                                     Section 1.01F
Common Areas                                                             Article 27
days                                                                     Article 27
Events of Default                                                     Section 13.01
Expiration Date                                                       Section 1.01G
herein, hereof, hereby, hereunder and words
  of similar import                                                      Article 27
include and including                                                    Article 27
Interest Rate                                                          Section 4.02
Land                                                                  Section 1.01C
Landlord                                                                   Preamble
Landlord's Address for Notice                                         Section 1.01R
Landlord's Address for Payment                                        Section 1.01S
Landlord's Operating Costs Estimate                                    Section 5.01
Landlord's Work                                                           Exhibit C
Leasehold Improvements                                                    Exhibit C
Net Rentable Area                                                        Article 27
Net Rentable Area of the Building                                     Section 1.01J
Net Rentable Area of the Premises                                     Section 1.01I
Non-Building Standard                                                     Exhibit C
Parking Facilities                                                    Section 1.01D
Parking Permits                                                       Section 1.01N
Permit Fees                                                           Section 1.01N
Project                                                               Section 1.01E
Premises                                                              Section 1.01A
Reference to Landlord as having "no liability
  to Tenant" or being "without liability to
  Tenant" or words of like import                                        Article 27
Rent                                                                  Section 1.01K
repair                                                                   Article 27
Security Deposit                                                      Section 1.01P
Successor Landlord                                                    Section 18.02
Taxes                                                                  Section 5.02
Tenant                                                        Preamble & Article 27
Tenant Delay                                                              Exhibit C
Tenant's Address for Notice                                           Section 1.01T
Tenant's Allowance                                                        Exhibit C
Tenant's Permitted Uses                                               Section 1.01O
Tenant's Property                                                 Section 14.01A(a)
Tenant's Work                                                             Exhibit C
Term                                                                  Section 1.01H
termination of this Lease and words of like import                       Article 27
terms of this Lease                                                      Article 27
this Lease                                                                 Preamble
Usable Area of Premises                                                   Exhibit C
year                                                                     Article 27

                                 LEASE AGREEMENT

    THIS LEASE AGREEMENT ("this Lease") is made and entered into by and between Prentiss Properties Acquisition Partners, L.P., an Delaware limited partnership ("Landlord") and Micrografx, Inc., a Texas corporation ("Tenant"), upon all the terms set forth in this Lease and in all Exhibits and Riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

    ARTICLE 1

    BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS

    Section 1.01. Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section 1.01 shall be deemed to refer to, and shall have the respective meaning set forth in, this Section 1.01.

A.  Premises:                          The entire Building, as said space is
                                       identified by diagonal lines on the floor plans attached hereto as Exhibit A.

B.  Building:                          The building owned by Landlord on that
                                       portion of the Land generally located at Millennium Parkway and Century Parkway,
                                       Allen, Texas. Landlord and Tenant
                                       acknowledge and agree that the Premises
                                       consists of the entirety of the Building and accordingly, for purposes hereof, the terms "Premises" and "Building" are used interchangeably.

C.  Land:                              That certain parcel of land described
                                       under the caption "Land" in Exhibit B
                                       hereof.

D.  Parking Facilities:                The parking area and structures located
                                       on the Land.

E.  Project:                           The Land and all improvements thereon,
                                       including the Building, the Parking
                                       Facilities, and all Common Areas.

F.  Commencement Date:                 That certain date on which the Term shall
                                       commence, as determined pursuant to the
                                       provisions of Article 3 hereof, which
                                       Landlord shall endeavor to cause to be
                                       July 1, 1999.

G.  Expiration Date:                   The day preceding the tenth (10th)
                                       anniversary of the Commencement Date.

H.  Term:                              Ten (10) years, beginning on the
                                       Commencement Date and ending at 11:59
                                       p.m. on the Expiration Date, unless this Lease is sooner terminated as provided herein.

I.  Net Rentable Area of the Premises: Approximately 90,000 square feet, subject to measurement after Building completion and Tenant's right to remeasure the Premises and the Building as set forth herein.

J.  Net Rentable Area of the Building: Approximately 90,000 square feet, subject to measurement after Building completion and Tenant's right to remeasure the Premises and the Building as set forth herein.

K.  Rent:                              The Base Rent and the Additional Rent.

L.  Base Rent:                         The Base Rent shall be (i) an amount
                                       equal to nine percent (9%) of the Total
                                       Project Costs (as defined in Exhibit C
                                       attached hereto), which Base Rent is
                                       initially estimated to be $810,000.00 per annum ($9.00 per square foot per annum of Net Rentable Area of the Premises), from the Commencement Date through the day preceding the third (3rd) anniversary of the Commencement Date; (ii) ten percent
                                       (10%) of the Total Project Costs, which
                                       Base Rent is initially estimated to be
                                       $900,000.00 per annum ($10.00 per square
                                       foot per annum of Net Rentable Area of
                                       the Premises), from the third (3rd)
                                       anniversary of the Commencement Date
                                       through the day preceding the seventh
                                       (7th) anniversary of the Commencement
                                       Date; and (iii) eleven percent (11%) of
                                       the

                                       Total Project Cost, which Base Rent is
                                       initially estimated to be $990,000.00
                                       per annum ($11.00 per square foot per
                                       annum of Net Rentable Area of the
                                       Premises), from the seventh (7th)
                                       anniversary of the Commencement Date
                                       through the Expiration Date. The Base
                                       Rent shall be payable in equal monthly
                                       installments. In the event actual Total
                                       Project Costs are more or less than
                                       $9,000,000.00, (based upon $100.00 per
                                       square foot of the Building), Landlord
                                       and Tenant shall execute an amendment to this Lease for purposes of adjusting the Base Rent and other sums payable by Tenant hereunder in accordance with Exhibit C hereto.

M.  Additional Rent:                   The Additional Rent shall be Tenant's
                                       Operating Costs Payment and all other
                                       sums due and payable by Tenant under the Lease.

N.  Parking Spaces:                    Tenant shall be entitled, at no charge
                                       during the initial Term to the exclusive use of the Parking Facilities. The
                                       Parking Facilities shall contain at least
                                       375 concrete surfaced parking spaces..

O.  Tenant's Permitted Uses:           Tenant may use the Premises for executive
                                       and administrative offices for the
                                       conduct of Tenant's business and any
                                       other lawful purpose.

P.  Security Deposit:                  None

Q.  Broker:                            Jackson & Cooksey

R.  Landlord's Address for Notice:     Prentiss Properties Acquisition Partners,
                                       L.P. 3890 West Northwest Highway, Suite
                                       400 Dallas, Texas 75220 Attention:
                                       Michael V. Prentiss

S.  Landlord's Address for Payment:    Prentiss Properties Acquisition Partners,
                                       L.P. 3890 W. Northwest Highway, Suite 400
                                       Dallas, Texas 75220 Attention: Lori
                                       Ashley

T.  Tenant's Address for Notice:
    Prior to Commencement Date:        1303 East Arapaho Road
                                       Richardson, Texas 75081

    After the Commencement Date:       The Premises


    ARTICLE 2

    PREMISES AND QUIET ENJOYMENT

    Section 2.01. Landlord hereby leases the Project to Tenant, and Tenant hereby rents and leases the Project from Landlord, for the Term. During the Term, Tenant shall have the exclusive right to use, in accordance with the Rules and Regulations, the Common Areas and all other areas of the Project during the Term of this Lease.

    Section 2.02. Landlord represents and covenants with Tenant that Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord or anyone else under the control of Landlord. Landlord further represents and warrants to Tenant that Landlord is, or prior to the Commencement Date will be, the record owner and holder of fee simple title to the Land, Building and Premises and Landlord is duly authorized to enter into this Lease on the terms set forth herein without the consent, joinder or approval of any party.

    ARTICLE 3

    TERM; COMMENCEMENT DATE;
    DELIVERY AND ACCEPTANCE OF PREMISES

    Section 3.01. The Commencement Date shall be the earlier of (a) the date the Premises are deemed available for occupancy pursuant to Section 3.02 hereof, which date Landlord anticipates to be August 1,

1999 (the "Anticipated Commencement Date"), or (b) the date Tenant, or anyone claiming by, through or under Tenant, occupies any portion of the Premises for the purpose of the conduct of Tenant's (or such other person's) business therein for purposes other than move-in or installation of Tenant's furniture, fixtures and equipment. Notwithstanding the foregoing, in no event shall Tenant be obligated to pay Rent prior the Completion Date (hereinafter defined).

    Section 3.02. A. The Premises shall be deemed available for occupancy as soon as the following conditions have been met (the date upon which all of the following items have been completed is referred to herein as the "Completion Date", and the occurrence of all of the following items shall be "completion" or "completed" for purposes of this Lease): (a) Landlord completes the Building and delivers same to Tenant in Base Building Condition (as defined in Exhibit C hereto) as determined by Architect (as defined in Exhibit C); (b) Landlord completes Tenant's Work as determined by Architect; (c) a final certificate or temporary certificate of occupancy allowing Tenant to lawfully occupy the Premises has been issued for the Premises by all appropriate governmental authorities; and (d) Landlord has completed the remaining portions of the Project as determined by Architect and the Project may be occupied and used by Tenant for the purposes contemplated by this Lease, subject only to the correction by Landlord of outstanding punchlist items.

    B. Notwithstanding anything to the contrary contained herein, if there is a delay in the availability for occupancy of the Premises due to Tenant Delay (as defined in Exhibit C to the Lease) then the Premises shall be deemed available for occupancy on the date on which the Premises would have been available for occupancy but for such Tenant Delay, even though a certificate of occupancy or other certificate permitting the lawful occupancy of the Premises has not been issued or the Leasehold Improvements have not been completed.

    C. If Landlord fails to deliver the Premises and the remaining portions of the Project "completed" by the Anticipated Commencement Date for any reason whatsoever, excluding Force Majeure (as defined in Article 25) and Tenant Delay (as defined in Exhibit C hereto), Landlord shall, from and after the Anticipated Commencement Date until the Completion Date, provide Tenant two (2) days of abatement of Rent (including Additional Rent) for each day of such delay between the Anticipated Commencement Date and the date upon which the Completion Date actually occurs (the "Occupancy Delay Payment"). Notwithstanding anything contained herein to the contrary, if the Completion Date does not occur on or before October 1, 1999 (the "Outside Commencement Date"), for any reason whatsoever other than Force Majeure and Tenant Delay, Tenant shall have the option, but not the obligation, to terminate this Lease, and thereafter neither party shall have any further liability to the other pursuant to this Lease. If Tenant should elect to so terminate, it shall notify Landlord in writing of such termination within ten (10) days after the expiration of the Outside Commencement Date with the Lease to automatically terminate on the 30th day after the Outside Commencement Date if Landlord has not "completed" the Premises and the remaining portions of the Project by such date. Failure of Tenant to notify Landlord in a timely manner shall be deemed an election by Tenant not to terminate the Lease.

    Section 3.03. The Net Rentable Area of the Premises and the Building are approximately as stated in Sections 1.01 I and J, respectively. Upon completion of the Building, Landlord shall have Architect remeasure the area of the Building in accordance with BOMA/American National Standard Institute single tenant standard, governed by Boma Southwest-Dallas, Texas. Landlord shall provide Architect's remeasurement to Tenant for Tenant's review. Tenant may elect to remeasure the Building. If Tenant's measurement reflects any discrepancy from Landlord's remeasurement, Landlord and Tenant shall mutually and reasonably reconcile such differences. Upon such reconciliation, Landlord and Tenant shall execute an amendment to this Lease for the purpose of correcting Sections 1.01 I and J, and any other provisions of this Lease which are based upon or connected with the Net Rentable Area of the Building, including without limitation, obligations with respect to the payment of Rent, to the extent applicable. By written instrument substantially in the form of Exhibit D attached hereto, Landlord and Tenant, upon request of the other party, shall confirm the Commencement Date, the Net Rentable Area of the Building and all other matters stated therein. The Commencement Notice shall be conclusive and binding on Tenant as to all matters set forth therein, unless within twenty
(20) days following delivery of such Commencement Notice, Tenant contests any of the matters contained therein by notifying Landlord in writing of Tenant's objections.

    Section 3.04. Except as set forth in this Section 3.04, Tenant may not enter or occupy the Premises prior to the Commencement Date without Landlord's express written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and any entry by Tenant shall be subject to all of the terms of this Lease, except the obligation to pay Rent; provided however, that no such early entry shall change the Commencement Date or the Expiration Date. Landlord shall advise Tenant forty-five (45) days prior to the Anticipated Commencement Date, Tenant may enter the Premises during such forty-five (45) day period before the Premises have been substantially completed for the purpose of systems checking and installing furniture, special flooring or carpeting, trade fixtures, telephones, computers, photocopy equipment, business equipment, cabling and wiring, access control systems, and other improvements to the Premises desired by Tenant ("Early Entry Work"), provided such Early Entry Work is fully coordinated with Landlord's Contractor (as defined in Exhibit C). Provided Tenant fully coordinates such Early Entry Work, with Landlord's Contractor, such Early Entry Work shall not constitute a Tenant Delay. Such Early Entry Work shall not advance the Commencement Date, provided Tenant does not commence business operations from any part of the Premises. In connection with such Early Entry Work, Landlord shall not be responsible for, and Tenant is required to obtain insurance covering any loss caused by Tenant or those entering the Premises on behalf of Tenant to perform such Early Entry Work, including theft, damage or destruction to any work or material installed or stored by Tenant or any contractor or individual involved in the construction of the Leasehold Improvements, or for any injury to Tenant or Tenant's employees, agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively "Tenant's Employees") or to any other person.

    Section 3.05. Tenant shall not, by moving into or accepting the Premises, Building or Project, be deemed to have waived any of Landlord's obligations under this Lease, including without limitation, Landlord's obligations with respect to construction or completion of the Project. Without limiting any of Landlord's obligations under this Lease, Landlord warrants that the Project will be constructed in a first class, good and workmanlike manner and will be free from defects for a period of twelve (12) months following the Completion Date. Landlord will repair and/or replace any defects, whether latent or patent, which are discovered by Tenant and reported, in writing, to Landlord by Tenant during the twelve (12) month period following the Completion Date, as well as any damage to other portions of the Project or Tenant's Property (as defined in Section 14.01 hereof) arising in connection therewith. Prior to the expiration of the twelve (12) month warranty period described herein, Landlord shall assign to Tenant all construction warranties issued in connection with the construction of the Project, and shall cooperate with and assist Tenant in the enforcement of such warranties.

    ARTICLE 4

    RENT

    Section 4.01. Tenant shall pay to Landlord, without notice, demand, offset or deduction, in lawful money of the United States of America, at Landlord's Address for Payment, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on the first day of each calendar month during the Term, and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent payable under Article 5 hereof shall be paid on the Commencement Date and applied to the first installments of Base Rent coming due under this Lease. Payment of Rent shall begin on the Commencement Date; provided, however, that, if either the Commencement Date or the Expiration Date falls on a date other than the first day of a calendar month, the Rent due for such fractional month shall be prorated on a per diem basis between Landlord and Tenant so as to charge Tenant only for the portion of such fractional month falling within the Term.

    Section 4.02. All installments of Rent which are more than seven (7) days past due and owing shall bear interest until paid at a rate per annum (the "Interest Rate") equal to three percent (3%) above the prime rate of interest from time to time publicly announced by Bank One, Texas, N.A., or any successor thereof; not to exceed the maximum rate permitted under federal law or under the laws of the State of Texas, the rate of interest on such past due installments of Rent shall be the maximum rate of interest then permitted by applicable law.

    ARTICLE 5

    OPERATING COSTS

    Section 5.01. Tenant shall pay to Landlord, as Additional Rent, for each year or fractional year during the Term an amount ("Tenant's Operating Costs Payment") of money equal to Tenant's Share of Operating Costs, as hereinafter defined, for such year, such amount to be calculated and paid as follows:

         (a) On the first day of January of each year during the Term (or, with respect to the year in which the Commencement Date occurs, prior to the Commencement Date), or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement ("Landlord's Operating Costs Estimate") setting forth Landlord's reasonable estimate of Operating Costs for the forthcoming year (or the fractional year in which the Commencement Date occurs, as the case may be). On the first day of each calendar month during such year, Tenant shall pay to Landlord one-twelfth of Tenant's Operating Costs Payment as estimated on Landlord's Operating Costs Estimate. If for any reason Landlord has not provided Tenant with Landlord's Operating Costs Estimate on the first day of January of any year during the Term, then, (i) until the first day of the calendar month following the month in which Tenant is given Landlord's Operating Costs Estimate, Tenant shall continue to pay to Landlord on the first day of each calendar month the monthly sum, if any, payable by Tenant under this Section
5.01 for the month of December of the preceding year, and (ii) promptly after Landlord's Operating Costs Estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Costs Payments previously made for such year were greater or less than the installments of Tenant's Operating Costs Payments to be made for such year in accordance with Landlord's Operating Costs Estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within thirty (30) days after the giving of Landlord's Operating Costs Estimate, or (B) if there shall have been an overpayment, Landlord shall apply such overpayment as a credit against the next accruing installment(s) of Additional Rent due from Tenant under this Section 5.01 until fully credited to Tenant, and
(C) on the first day of the first calendar month following the month in which Tenant is given Landlord's Estimate of Operating Costs and on the first day of each calendar month thereafter during the Term throughout the remainder of such year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Costs Payment. The foregoing notwithstanding, Landlord shall have the right from time to time during any year to notify Tenant in writing of any change in Landlord's Operating Costs Estimate, in which event such Tenant's Operating Costs Payment, as previously estimated, shall be adjusted to reflect the amount shown in such notice and shall be effective, and due from Tenant, on the first day of each month during the year for which given following Landlord's giving of such notice.

         (b) On the first day of March of each year during the Term (beginning on the first day of March of the year following the year in which the Commencement Date occurs), or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Costs for the preceding year. Within thirty (30) days after Landlord's delivery of such statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenants' Operating Costs Payment for such preceding year as shown on such Landlord's statement, exceeds the aggregate of the monthly installments of Tenant's Operating Costs Payments paid during such preceding year. If Tenant's Operating Costs Payment, as shown on such Landlord's statement, is less than the aggregate of the monthly installments of Tenant's Operating Costs Payment actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installment(s) of Additional Rent due from Tenant under this Section 5.01 until fully credited to Tenant.

         (c) If the Commencement Date occurs on a date other than the first day of January, or if the Term ends on a date other than the last day of December, the actual Operating Costs for the year in which the Commencement Date or the Expiration Date occurs, as the case may be, shall be prorated so that Tenant shall pay that portion of Tenant's Share of Operating Costs for such year represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 365 (or 366, in the case of a leap year). The provisions of this
Section 5.01 shall survive the Expiration Date or any sooner termination provided for in this Lease.

         (d) Notwithstanding the foregoing provisions of this Section 5.01, Tenant shall pay Taxes (as defined in Section 5.02(d) hereof) in one (1) annual installment no later than thirty (30) days prior to the date such Taxes are deemed to be past due and owing.

    Section 5.02. For purposes of this Lease, the term "Operating Costs" shall mean any and all expenses, costs and disbursements of every kind which Landlord pays, incurs or becomes obligated to pay in connection with the operation, management, repair and maintenance of all portions of the Project. All Operating Costs shall be determined according to generally accepted accounting principles which shall be consistently applied. Operating Costs include, but are not limited to, the following:

    (a) Wages, salaries, and fees (excluding educational, travel and professional fees) of all on-site personnel, if any, engaged in the operation, repair, maintenance, or security of the Project, including taxes, insurance, and benefits relating thereto and the costs of all supplies and materials (including work clothes and uniforms) used by Landlord's on-site personnel, if any, in the operation, repair, and maintenance or security of the Project.

    (b) Cost of performance by Landlord or third parties of all service agreements, if any, for any maintenance, janitorial services, access control, alarm service, window cleaning, elevator maintenance and landscaping for the Project which are Landlord's responsibility during any year of the Term. The foregoing provision shall include rental of personal property used by third parties or Landlord's personnel, if any, in the maintenance and repair of the Project.

    (c) Cost of all insurance, including casualty and liability insurance applicable to the Project and to Landlord's equipment, fixtures and personal property used in connection therewith, business interruption or rent insurance against such perils as are commonly insured against by prudent landlords, such other insurance as may be required by any lessor or mortgagee of Landlord and such other insurance which Landlord considers reasonably necessary in the operation of the Project, together with all appraisal and consultants' fees in connection with such insurance.

    (d) All Taxes. Landlord shall be responsible for payment of all Taxes (as hereinafter defined) which are levied, assessed or become due or payable prior to the Commencement Date. Taxes for the year in which this Lease commences and ends shall be prorated between Landlord and Tenant as of the actual Commencement Date during the year in which this Lease commences, and as of the actual Expiration Date during the year in which this Lease ends. Except as provided in the preceding sentence, Tenant shall be responsible for all Taxes which may be levied or assessed against the Premises and the Project and all Taxes levied against personal property and trade fixtures placed by Tenant in the Premises, for each calendar year or portion thereof, for the period commencing on the actual Commencement Date and ending upon the actual Expiration Date of this Lease. For purposes hereof, the term "Taxes" shall mean (i) all taxes, assessments, and other governmental charges, applicable to or assessed against the Project or any portion thereof, or applicable to or assessed against Landlord's personal property used in connection therewith, whether federal, state, county, or municipal and whether assessed by taxing districts or authorities presently taxing the Project or the operation thereof or by other taxing authorities subsequently created, or otherwise, and any other taxes and assessments attributable to or assessed against all or any part of the Project or its operation, and (ii) any reasonable expenses, including fees and disbursements of attorneys, tax consultants, arbitrators, appraisers, experts and other witnesses, incurred by Landlord in contesting any taxes or the assessed valuation of all or any part of the Project. If at any time during the Term there shall be levied, assessed, or imposed on Landlord or all or any part of the Project by any governmental entity any general or special ad valorem or other charge or tax directly upon rents received under leases, or if any fee, tax, assessment, or other charge is imposed which is measured by or based, in whole or in part, upon such rents, or if any charge or tax is made based directly or indirectly upon the transactions represented by leases or the occupancy or use of the Project or any portion thereof, such taxes, fees, assessments or other charges shall be deemed to be Taxes; provided, however, that any (i) franchise, corporation, income or net profits tax, unless substituted for real estate taxes or imposed as additional charges in connection with the ownership of the Project, which may be assessed against Landlord or the Project or both, (ii) transfer taxes assessed against Landlord or the Project or both, (iii) penalties or interest on any late payments of Landlord, and (iv) personal property taxes of Tenant or other tenants in the Project shall be excluded from Taxes. Notwithstanding any provision contained in this Lease to the contrary, during the Term of this Lease, Tenant shall be entitled to receive for Tenant's account all benefits, credits, abatements and payments which may at any time arise in connection with or pursuant to the terms of the Economic Development Agreement (herein so called) and/or Tax Abatement Agreement (herein so called) between the City of Allen, Texas and the Allen Economic Development Committee.

    (e) Cost of repairs and general maintenance of the Project (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties or repairs or general maintenance which are solely Landlord's responsibility pursuant to Section 9.04 hereof).

    (f) A management fee equal to two percent (2%) of the gross receipts from the Project, including Base Rent and Tenant's Operating Costs Payment (exclusive of Taxes).

    (g) The Project's share of costs in connection with the owner's association for Millennium Business Park.

    Section 5.03. If during the Term any change occurs in either the number of square feet of the Net Rentable Area of the Premises or of the Net Rentable Area of the Building, Tenant's share of Operating Costs shall be adjusted, effective as of the date of any such change. On and after the date of any such change, Tenant's Operating Costs Payment pursuant to Section 5.01A shall be adjusted effective as of the date of such change.

    Section 5.04. Tenant shall, at Tenant's sole cost and expense, have the right, at anytime, upon reasonable written notice, during the business hours of Landlord and in a manner so as to not unreasonably interfere with Landlord's business, to have a certified public accountant, audit Landlord's books related to the computation of Operating Costs. Such audit may cover a period of time up to two (2) years prior to the date of such audit. If Landlord and Tenant mutually agree upon any misapplication or miscalculation of Operating Costs, or if Tenant finds a credit owed by Landlord, then Landlord shall adjust its Operating Costs computation and pay Tenant for such adjustment within thirty
(30) days of Landlord agreeing to the adjustment. Landlord and Tenant shall diligently pursue resolution of any disputed amounts. If the audit reveals that Landlord's computation of Operating Costs was more than five percent (5%) in the aggregate in error and Landlord reasonably agrees with such audit, Landlord will pay the reasonable costs of the audit.

    Section 5.05. Landlord shall provide copies of any reassessments or reappraisals affecting Taxes to Tenant within sixty (60) days after Landlord's receipt of such reassessment or reappraisal from the governing levying authority, and shall advise Tenant, at the time of such delivery of such reassessment or reappraisal, whether Landlord intends to protest Taxes. Landlord agrees to use reasonable efforts to obtain a reduction of Taxes. In the event Landlord elects not to protest Taxes, Tenant may protest Taxes. The method and manner of conducting proceedings for such reduction, including the selection of counsel, shall be solely within the judgment and determination of the party protesting Taxes. If the protesting party determines to cancel or discontinue such proceedings, the other party shall have the right to continue such proceeding at such party's own expense. Landlord shall provide to Tenant any supporting information as to the Project, which Tenant may use in proceedings prosecuted by Tenant. Should Taxes increase over the amount initially sought by the government levying authority as a result of Tenant's continued protest, Tenant shall pay the entire amount of the Project's increase in Taxes over the amount sought by the government levying authority. If such Taxes decrease from the amount initially sought by the government levying authority as a result of Tenant's continued protest, Taxes shall be adjusted for such year and any previous year affected by such protest. Tenant also shall have the right to seek and obtain tax abatements. Landlord will cooperate with Tenant to obtain any such tax abatements.

    Section 5.06. Tenant shall have the right to require adjustments in the quality and quantity of services in Operating Costs, provided Tenant and Landlord are able to maintain the Building in accordance with the first class standards for comparable buildings in the north Plano, Texas suburban area. Tenant may require that all service contracts exceeding $5,000 annually, or on an individual basis, be competitively bid by at least three (3) bidders and that Landlord accept only the lowest qualified bid, unless otherwise approved by Tenant, such approval not to be unreasonably withheld, conditioned or delayed.

    Section 5.07. On or before December 1 of every year Landlord shall prepare and deliver to Tenant a budget for Operating Costs for the following year. Landlord agrees to meet with Tenant prior to December 31 to discuss any of Tenant's budget issues or questions.

    ARTICLE 6

    PARKING

    Section 6.01. Landlord hereby grants to Tenant the exclusive right to use the Parking Facilities.

    ARTICLE 7

    SERVICES OF LANDLORD

    Section 7.01. A. During the Term, Landlord shall furnish Tenant with the following services, with all such services to be comparable to the services provided by other first class office buildings in the north Plano, Texas suburban area: (a) hot and cold water in Building Standard bathrooms and chilled water in Building Standard drinking fountains; (b) electrical power sufficient for lighting the Premises and for the operation therein of typewriters, voicewriters, calculating machines, word processing equipment, photographic reproduction equipment, copying machines, personal computers, and similar items of business equipment; (c) heating, ventilating or air-conditioning, as appropriate, during Business Hours; (d) electric lighting for the Project; (e) passenger elevator service for access to and from the Premises twenty-four (24) hours per day, seven (7) day per week; provided, however, that Landlord shall have the right to limit the number of (but not cease to operate all) elevators to be operated for repairs and after Business Hours and on Saturdays, Sundays and Holidays; (f) facilities for Tenant's loading, unloading, delivery and pick-up activities, including access thereto during Business Hours; and (g) any services set forth in Section 5.02(b), which Tenant elects to have Landlord provide for the Project. All services referred to in this Section 7.01A shall be provided by Landlord and paid for by Tenant, on a monthly basis, as part of Tenant's Operating Costs Payment.

    B. If Tenant requires services, including cleaning services, for hours or days in addition to the hours and days specified in Section 7.01A, Landlord shall provide such additional service, and Tenant shall reimburse Landlord for the cost of such additional service. Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in default under this Lease unless Tenant pays to Landlord, in advance, the cost of such additional service. Landlord shall ensure that Tenant shall have the ability to directly control the providing of after hours HVAC services to the Premises.

    C. Tenant shall not install any machinery or equipment which generates abnormal heat or otherwise creates unusual demands on the air-conditioning or heating system serving the Premises. Tenant shall not install any electrical equipment requiring special wiring unless approved in advance by Landlord. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises.

    D. The degree of utility consumption and potential consumption by Tenant shall be determined by separate meters in the Premises to be installed, maintained, and read by Landlord, all at Tenant's sole cost and expense. Tenant shall not install any electrical equipment requiring special wiring unless approved in advance by Landlord. At no time shall use of electricity in the Premises exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's sole cost, if, in Landlord's reasonable judgment, the same are necessary and shall not (i) cause permanent damage or injury to the Project, the Building or the Premises, or (ii) cause or create a dangerous or hazardous condition.

    E. Except for maintenance of the Central Systems (as defined in Section 9.01 hereof), which shall be governed by Section 7.01F hereinbelow, at Tenant's sole option, Tenant shall have the right to provide, and contract directly with the provider of, the services set forth in Sections 7.01A, in which case Landlord will cooperate with Tenant in the provision of such services and make sufficient area available in the Project to allow for the provisions of such services, provided that the quality of such services is comparable to the standards set forth in Sections 7.01A. In the event Tenant provides any such services, Tenant's Operating Costs Payment shall be adjusted by deleting Landlord's cost of providing such service from Operating Costs.

    F. Notwithstanding the foregoing provisions of this Section 7.01 or elsewhere in this Lease, Tenant may maintain the Central Systems, provided that
(i) Tenant notifies Landlord in writing of Tenant's desire to maintain the Central Systems, (ii) the Central Systems are maintained in strict accordance with manufacturer's specifications and requirements, and (iii) Landlord, in Landlord's reasonable discretion, approves all contractors who will be maintaining the Central Systems. In the event Tenant provides any such services, Tenant's Operating Costs Payment shall be adjusted by deleting Landlord's cost of providing such service from Operating Costs.

    G. In the event that Landlord determines that the quality of any of the services provided by Tenant pursuant to this Section 7.01 (a) are not in keeping with the standards set forth in Section 7.01, or (b) are not in the best interest of the long term ownership of the Building, Landlord, upon thirty (30) days written notice to Tenant, may undertake the providing of such service which is being improperly provided by Tenant.

    Section 7.02. Landlord's obligation to furnish electrical and other utility services shall be subject to the rules and regulations of the supplier of such electricity of other utility services and the rules and regulations of any municipal or other governmental authority regulating the business of providing electricity and other utility services.

    Section 7.03. No failure to furnish, or any stoppage of, the services referred to in this Article 7 resulting from any cause shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant's obligations under this Lease, except as set forth below. Should any malfunction of any systems or facilities occur within the Project or should maintenance or alterations of such systems or facilities become necessary, Landlord shall repair the same promptly and with reasonable diligence, and Tenant shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service. Notwithstanding the foregoing, subject to Article 15 (Damage by Fire or Other Cause) and Article 16 (Condemnation), if any portion of the Premises becomes untenantable for occupancy because of a failure to deliver any service required under this Article 7 for any period exceeding three (3) consecutive Business Days, and provided such failure is not caused by Tenant, Landlord shall allow Tenant an equitable abatement of Rent (based on the severity of the interruption and the amount of space untenantable for occupancy) effective from the fourth
(4th) Business Day following the date on which Tenant first provided Landlord with written notice of the interruption of such service (or effective on the first (1st) calendar day if such service interruption occurs within thirty (30) days of a three (3) consecutive Business Day service interruption), until such portion of the Premises is again fit for occupancy and such service is restored. Tenant shall not be entitled to an equitable abatement of Rent, if the Premises are untenantable as the result of (a) any act or omission of Tenant or any of Tenant's servants, employees, or agents, (b) a request by Tenant of Landlord to make a decoration, alteration, improvement or addition; or (c) the repair in question or the services in question are those which Tenant is obligated to make or furnish under any of the provisions of this Lease. In addition to the foregoing abatement, if elevator service is wholly unavailable to the Premises for any period in excess of three (3) consecutive Business Days such that Tenant can access the Premises solely through the stairs in the Building, Tenant shall be entitled to an equitable abatement of rent until such elevator service, and accessibility to the Premises, is restored.

    ARTICLE 8

    ASSIGNMENT AND SUBLETTING

    Section 8.01. Except as hereinafter provided, neither Tenant nor its legal representatives or successors in interest shall, by operation of law or otherwise, assign, mortgage, pledge, encumber or otherwise transfer this Lease or any part hereof, or the interest of Tenant under this Lease, or in any sublease or the rent thereunder without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Premises or any part thereof shall not be sublet, occupied or used for any purpose by anyone other than Tenant, without Tenant's obtaining in each instance the prior written consent of Landlord in the manner hereinafter provided, such consent not to be unreasonably withheld, conditioned, or delayed. Tenant shall not modify, extend, or amend a sublease previously consented to by Landlord without obtaining Landlord's prior written consent thereto, such consent not to be unreasonably withheld, conditioned, or delayed.

    Section 8.02. The transfer of the outstanding capital stock of any corporate Tenant through the "over-the-counter" market or any recognized national securities exchange shall not be deemed to be an assignment pursuant to this
Article 8.

    Section 8.03. Notwithstanding anything to the contrary in Section 8.01, Tenant shall have the right, upon five (5) days' prior written notice to Landlord, but without Landlord's approval, to (a) (i) sublet all or part of the Premises, or assign this Lease, to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant or any other parent, subsidiary or affiliate of Tenant and/or (ii) sublet up to twenty-five percent (25%) of the Premises to any party; or (b) assign this Lease to a successor corporation into which or with which Tenant is merged or consolidated or which acquired substantially all of Tenant's assets and property; provided that (i) such successor corporation assumes substantially all of the obligations and liabilities of Tenant and shall have assets, capitalization and net worth at least equal to the assets, capitalization and net worth of Tenant as of the date of this Lease as determined by generally accepted accounting principles, and (ii) Tenant shall provide in its notice to Landlord the information required in Section 8.04. For the purpose hereof "control" shall be defined in accordance with applicable provisions of the Internal Revenue Code and the rules and regulations promulgated thereunder.

    Section 8.04. If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof) and with respect to which Landlord's consent is required, Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any other proposed assignment or sublease, specifying (a) the name, current address, and business of the proposed assignee or sublessee, (b) the amount and location of the space within the Premises proposed to be so subleased, (c) the proposed effective date and duration of the assignment or subletting, (d) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee, and (e) financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. For assignments and sublettings other than those permitted by Section 8.03, Landlord shall have fifteen (15) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then fifty percent (50%) of such excess rent and other consideration shall be considered Additional Rent owed by

Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such assignment and subletting); or (ii) to refuse, in Landlord's reasonable discretion, to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect. Landlord cannot unreasonably withhold its consent to an assignment or subletting for which Landlord's consent is required hereunder. In the event Landlord refuses such assignment or subletting, Landlord shall deliver to Tenant written notice setting forth in reasonable detail the reason for such refusal within fifteen (15) days following Landlord's receipt of Tenant's request for same. If Landlord should fail to notify Tenant in writing of such election within the aforesaid fifteen (15) day period, Landlord shall be deemed to have elected option (ii) above. Notwithstanding the foregoing sentence, if Tenant shall provide an additional five (5) Business Days written notice to Landlord after the expiration of such fifteen (15) day period, requesting such approval and if Landlord should fail to timely respond to the second (2nd) written notice, Landlord shall be deemed to have elected option (i) above. Upon Landlord's approval of such subletting or assignment, the subtenant or assignee shall have the right to enter upon the Premises, or portion thereof, to be occupied by such subtenant or assignee. Tenant agrees to reimburse Landlord for legal fees and any other reasonable costs incurred by Landlord in connection with any permitted assignment or subletting not to exceed $500.00. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require any assignee to assume performance of all terms of this Lease to be performed by Tenant or any subtenant to comply with all the terms of this Lease to be performed by Tenant. No acceptance by Landlord of any Rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

    Section 8.05. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Article 8 shall be void and shall constitute a material breach of this Lease. In no event, shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof. If Landlord takes possession of the Premises pursuant to the provisions of this Lease before the expiration of the Term of this Lease, Landlord shall have the right, at its option, to terminate all subleases, or to take over any sublease of the Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.

    Section 8.06. The term "Landlord," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest, Landlord herein named, and in case of any subsequent transfers, the then grantor shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed provided that the transferee of such title or interest shall have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Project. Landlord may transfer its interest in the Project without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms of this Lease.

    ARTICLE 9

    REPAIRS

    Section 9.01. Except for ordinary wear and tear and except as otherwise provided in Section 9.02, Landlord shall perform all maintenance and make all repairs and replacements to the Project (including the Leasehold Improvements). Tenant shall pay to Landlord the actual cost (including a fee equal to five percent (5%) of actual costs to cover a fee for Landlord's agent or manager) for all maintenance, repairs and replacements within the Premises (including the Leasehold Improvements), which are completed, or caused to be completed, by Landlord, including maintenance, repairs and replacements to any Building system or component within the Building core in the Building ("Central Systems") located within the Premises, except for all repairs and replacements necessitated by damage to the Building, the Premises, or the Project caused by the negligence or willful misconduct of Landlord, or its agents, contractors, and licensees or by normal wear and tear, fire, casualty or condemnation, and except for any matter which Landlord is required to correct or repair, at Landlord's sole cost, pursuant to any provision of this Lease. Amounts payable by Tenant pursuant to this Section 9.01 shall be payable within thirty (30) days after receipt of an invoice therefor from Landlord. Landlord has no obligation and has made no promise to maintain, alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof, except as specifically set forth in this Lease. In no event shall Landlord have any obligation to maintain, repair or replace any furniture, furnishings, fixtures or personal property of Tenant, except to the extent the need for such replacements, repairs or maintenance is caused by the negligence or willful misconduct of Landlord, or its employees, agents, contractors or licensees, or the breach by Landlord of any of its obligations under this Lease, in which event Landlord shall pay for the cost of the replacements, repairs or maintenance.

    Section 9.02. Tenant shall keep the Premises (including the Leasehold Improvements) in good order and in a safe, neat and clean condition, reasonable wear and tear, casualty and damage, replacement, repairs and maintenance which are the responsibility of Landlord excepted. No representations respecting the condition of the Premises or the Building or the other portions of the Project have been made by Landlord to Tenant except as specifically set forth in this Lease. Except as provided in Section 10.01 or specifically consented to by Landlord, Tenant shall not perform any maintenance or repair work or make any replacement in or to the Premises (including the Leasehold Improvements), and any branch of a Central System serving the Premises ("Branch System"), but rather shall promptly notify Landlord of the need for such maintenance, repair or replacement so that Landlord may proceed to perform the same. In the event Landlord specifically consents to the performance of any maintenance or the making of any repairs or replacements by Tenant, which consent shall not be unreasonably withheld, conditioned, or delayed by Landlord and Tenant fails to promptly commence and diligently pursue the performance of such maintenance or the making of such repairs or replacements, then Landlord, at its option, following fifteen (15) days prior written notice to Tenant (provided, that in the event of an emergency or situation where damage to person or property is at risk, no notice shall be required), may perform such maintenance or make such repairs and Tenant shall reimburse Landlord, within thirty (30) days after Tenant receives an invoice therefor, the cost thereof plus five percent (5%) of the actual costs of the repairs, which are completed, or caused to be completed, by Landlord, to cover a fee for Landlord's agent or manager.

    Section 9.03. All repairs made by Tenant pursuant to Section 9.02 shall be performed in a good and workmanlike manner by contractors or other repair personnel selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned, or delayed.

    Section 9.04. Subject to the other provisions of this Lease imposing obligations regarding repair upon Tenant, Landlord shall, at Landlord's sole cost, be responsible for the maintenance, repair and replacement to the roof (including the roof membrane), the foundation, and the structural portion of the exterior walls of the Building, and the roof covering (including interior ceiling if damaged by leakage), load-bearing walls, floor slabs, and masonry walls, and Landlord shall maintain same in good condition and repair, in compliance with all applicable laws and in a first-class manner, unless such repairs are made as the result of the negligence or willful misconduct of Tenant, or its employees, agents, contractors, or licensees, in which event, Tenant shall pay the cost of such repairs reasonably incurred by Landlord within thirty (30) days following Tenant's receipt of an invoice therefor. In the event of an emergency or situation where damage to person or property is at risk, Tenant may perform Landlord's maintenance or repair obligations, in which event, if Landlord agrees that such maintenance or repair obligation was Landlord's sole responsibility at Landlord's sole cost, Landlord shall pay to Tenant the reasonable cost incurred by Tenant in performing such obligation within thirty
(30) days of demand therefor, failing which Tenant shall be entitled to offset such sums against the Rent becoming due hereunder. All maintenance, repairs, restorations and replacements by Landlord shall be performed in a first-class, good and workmanlike manner and in compliance with all applicable laws. Landlord shall additionally be responsible for repair all machinery, systems and equipment necessary to provide the services of Landlord described in Article 7, including the Common Areas, and the Central Systems, consisting of the HVAC, life safety systems, and other Building systems or components (provided that Tenant shall pay the costs of any repair to such systems or any part thereof damaged by the misuse thereof by Tenant and Tenant's employees, customers, clients, agents, licensees and invitees) and for repair of all portions of the Project which do not comprise a part of the Premises, with the costs therefore to be an Operating Cost pursuant to Article 5 hereof.

    ARTICLE 10

    ALTERATIONS

    Section 10.01. Tenant shall not at any time during the Term make any structural alterations to the Premises without first obtaining Landlord's written consent thereto, which consent Landlord shall not unreasonably withhold, condition, or delay. Tenant shall be entitled to construct and install any non-structural alterations to the Premises without obtaining the consent from, and without submitting its plans and specifications to, Landlord. Landlord's consent to any structural alterations may be conditioned upon Tenant's agreement to remove the alterations at the end of the Term. Should Tenant desire to make any alterations to the Premises for which Landlord's consent is required hereunder, Tenant shall submit all plans and specifications for such proposed alterations which require Landlord's approval to Landlord for Landlord's review and approval before Tenant allows any such work to commence. Landlord's approval of such plans and specifications shall not be unreasonably withheld, conditioned, or delayed and, unless Landlord sooner delivers a reasonably detailed explanation of its disapproval in writing to Tenant, shall be deemed given within twenty (20) days following Tenant's delivery of the plans and specifications therefore to Landlord. Tenant shall select and use only contractors approved by Landlord, such approval not to be unreasonably withheld, conditioned, or delayed. Upon Tenant's receipt of written approval, or deemed approval, from Landlord and upon Tenant's payment of any third party review costs reasonably incurred by Landlord, Tenant shall have the right to proceed with the construction of all approved alterations, in substantial compliance with the approved plans and specifications. All alterations shall be made at Tenant's sole cost and expense, either by Tenant's contractors or, at Tenant's option, by Landlord's contractor on terms reasonably satisfactory to Tenant, including a fee of five percent (5%) of the actual costs of such work which is completed, or caused to be completed, by Landlord, to cover a fee for Landlord's agent or manager in supervising and coordinating such work.

    Section 10.02. All construction, alterations and repair work done by or for Tenant shall (a) be performed in such a manner as to maintain harmonious labor relations; (b) not materially and adversely affect the safety of the Project, the Building or the Premises or the systems thereof and not affect the Central systems of the Building; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; and (d) be completed promptly and in a good and workmanlike manner and in compliance with, and subject to, all of the provisions of the Lease. After completion of any alterations to the Premises, which cost in excess of $50,000.00 per single project, Tenant will deliver to Landlord a copy of "as built" plans and specifications depicting and describing such alterations.

    Section 10.03. All leasehold improvements, alterations and other physical additions made to or installed by or for Tenant in the Premises shall be and remain Landlord's property (except for Tenant's furniture, personal property and movable trade fixtures and other items which are not permanently attached to the Premises). In no event shall Tenant be required to remove the initial Leasehold Improvements. Tenant agrees to remove, at its sole cost and expense, all of Tenant's furniture, personal property and movable trade fixtures from the Premises, on or before the Expiration Date or any earlier date of termination of this Lease. Tenant shall repair, or promptly reimburse Landlord for the cost of repairing, all damage done to the Premises or the Building by such removal. If Tenant fails to remove any of Tenant's furniture, personal property or movable trade fixtures by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any leasehold improvements, alterations and other physical additions made by Tenant to the Premises which Landlord advised Tenant at the time of installation were to be removed at the end of the Term, Landlord shall have the right, on the fifteenth (15th) day after Landlord's delivery of written notice to Tenant, to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner. Tenant shall be liable for all costs of such disposition of Tenant's abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant. The provisions of this Section 10.03 shall survive the expiration or any earlier termination of this Lease.

    ARTICLE 11

    LIENS

    Section 11.01. Tenant shall keep the Project, the Building and the Premises and Landlord's interest therein from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of Tenant. Notice is hereby given that neither Landlord nor any mortgagee or lessor of Landlord shall be liable for any labor or materials furnished to Tenant, except as furnished to Tenant by Landlord pursuant to Exhibit C. If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within thirty (30) days after Tenant learns of the filing of any such lien, Tenant shall either contest, discharge and cancel such lien of record or post a bond sufficient under the laws of the State of Texas to cover the amount of the lien claim plus any penalties, interest, attorneys' fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so contest, discharge or bond such lien within thirty (30) calendar days after written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and attorneys' fees.

    ARTICLE 12

    USE AND COMPLIANCE WITH LAWS

    Section 12.01. The Premises shall be used only for the uses specifically set forth in Section 1.01Q and for no other purposes whatsoever, without the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord acknowledges and agrees that Tenant shall have exclusive use of the Project during the Term of the Lease. Subject to Landlord's obligations hereunder, Tenant shall use and maintain the Premises in a clean, careful, safe, lawful and proper manner and shall not allow within the Premises, any offensive noise, odor, conduct or private or public nuisance or permit Tenant's employees, agents, licensees or invitees to create a public or private nuisance or act in a disorderly manner within the Building or in the Project. Landlord represents that any certificate of occupancy issued with respect to the Premises shall allow use for executive and administrative offices.

    Section 12.02. Landlord shall deliver the Project to Tenant in compliance with all laws and thereafter, except to the extent specifically caused by Tenant's particular use of the Premises, shall, at Landlord's sole cost, be responsible for causing the Project, and all other improvements associated with the Premises, to comply with all applicable governmental laws and requirements, including without limitation the Americans With Disabilities Act and environmental and zoning laws and regulations. Tenant shall not be required to make any alterations or additions to any portion of the Project which may be required pursuant to such applicable governmental laws and requirements, unless such alterations or additions are required as a result of Tenant's particular use of the Premises, it being agreed and understood that in the event any governmental law or requirement requires that alterations or additions be made to the Premises or the Project, same shall be completed by Landlord, at Landlord's sole cost. Subject to Landlord's responsibility under the preceding provisions of this Section 12.02, Tenant shall, at Tenant's sole expense, (a) comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over Tenant's use of the Premises, (b) comply with any directive, order or citation made pursuant to law by any public officer requiring abatement of any nuisance or which imposes upon Landlord or Tenant any duty or obligation arising from Tenant's occupancy or use of the Premises or from conditions which have been created by or at the request or insistence of Tenant, or required by reason of a breach of any of Tenant's obligations hereunder or by or through other fault of Tenant,
(c) comply with all reasonable and customary insurance requirements applicable to the Premises and (d) indemnify and hold Landlord harmless from any loss, cost, claim or expense which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under clauses (a), (b) or (c) above. Except as set forth herein, nothing contained herein shall be interpreted to require Tenant to make any alterations or additions to the Premises or the Project, if Tenant receives notice of any such directive, order citation or of any violation of any law, order, ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice. Notwithstanding anything contained herein to the contrary, Tenant's responsibility for environmental matters shall be limited to conditions caused by Tenant, and Tenant shall have no responsibility for pre-existing conditions or conditions caused by any other party, all of which shall be Landlord's sole responsibility in accordance with all applicable Hazardous Substances laws. Landlord shall indemnify and hold harmless Tenant from and against any liability, costs or expenses that may arise on account of the release, discharged, storage, disposal, treatment processing or other handling of any Hazardous Substances (as such term is defined or used in applicable federal, state or local law) on and/or violations of applicable Hazardous Substances laws with respect to the Premises occurring prior to or after Tenant's possession of the Premises, unless caused by Tenant, its agents, employees, representatives, or contractors, or any other persons acting under Tenant ("Tenant's Indemnitees"). Tenant shall indemnify Landlord from such Hazardous Substances violations by Tenant's Indemnitees. This indemnification shall survive the expiration or earlier termination of this Lease.

    ARTICLE 13

    DEFAULT AND REMEDIES

    Section 13.01. The occurrence of any one or more of the following events shall constitute an Event of Default (herein so called) of Tenant under this
Lease: (a) if Tenant fails to pay any Rent hereunder as and when such Rent becomes due and such failure shall continue for more than seven (7) days after Landlord gives Tenant written notice of past due Rent; (b) if Tenant dissolves its business; (c) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings; (d) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; (e) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or (f) if Tenant fails to perform or observe any other terms of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.

    Section 13.02. Upon the occurrence and during the continuance of any Event of Default, Landlord shall have the right, at Landlord's option, to elect to do any one or more of the following without further notice or demand to Tenant:

        (a) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and, if Tenant fails to so surrender, Landlord shall have the right to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor; and Tenant shall, and hereby agrees to, indemnify Landlord for all loss and damage which Landlord suffers by reason of such termination, including damages in an amount equal to the total of (1) the costs of recovering the Premises and all other expenses incurred by Landlord in connection with Tenant's default; (2) the unpaid Rent earned as of the date of termination, plus interest at the Interest Rate; (3) the total Rent which Landlord would have received under this Lease for the remainder of the Term, but discounted to the then present value at a rate of eight percent (8%) per annum, minus the fair market rental value for the balance of the Term, determined as of the time of such default, discounted to the then present value at a rate of eight percent (8%) per annum; and (4) all other sums of money and damages owing by Tenant to Landlord; or

        (b) enter upon and take possession of the Premises without terminating this Lease and without being liable to prosecution or any claim for damages therefor, and, if Landlord elects, relet the Premises on such terms as Landlord deems advisable, in which event Tenant shall pay to Landlord on demand the cost of repossession, renovating, repairing and altering the Premises for a new tenant or tenants and any deficiency between the Rent payable hereunder and the rent paid under such reletting; provided, however, that Tenant shall not be entitled to any excess payments received by Landlord from such reletting. Landlord's failure to relet the Premises shall not release or affect Tenant's liability for Rent or for damages; or

        (c) enter the Premises without terminating this Lease and without being liable for prosecution or any claim for damages therefor and maintain the Premises and repair or replace any damage thereto or do anything for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease, and Landlord shall not be liable to Tenant for any damages with respect thereto.

    Section 13.03. No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be construed as an obligation upon Landlord to mitigate Landlord's damages under the Lease, except to the extent required by law. In no event shall Tenant be liable to Landlord for any punitive, consequential, multiple or speculative damages and Landlord hereby waives any right to recover same.

    Section 13.04. No provision of this Lease shall be deemed to have been waived by Tenant or Landlord unless such waiver is in writing and signed by Landlord. Landlord's acceptance of Rent following an Event of Default hereunder shall not be construed as a waiver of such Event of Default, except with respect to the particular Rent so accepted. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either Tenant's or Landlord's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the party bound to the other party.

    Section 13.05. The rights granted to Landlord in this Article 13 shall be cumulative of every other right or remedy provided in this Lease or which Landlord may otherwise have at law or in equity or by statute, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies or constitute a forfeiture or waiver of Rent or damages accruing to Landlord by reason of any Event of Default under this Lease.

    Section 13.06. Notwithstanding any provision contained in this Lease to the contrary, Landlord waives and agrees not to have any statutory, constitutional or contractual liens against Tenant's Property. Landlord agrees to execute and deliver to Tenant such waivers and releases as Tenant may request to confirm the foregoing within thirty (30) days following written receipt of a request thereof.

    ARTICLE 14

    INSURANCE

    Section 14.01. A. Tenant, at its sole expense, shall obtain and keep in force during the Term the following insurance: (a) "All Risk" insurance insuring all property located in the Premises, including furniture, equipment, fittings, installations, fixtures, supplies and any other personal property ("Tenant's Property"), in an amount equal to the full replacement value or such other amount acceptable to Tenant; (b) Comprehensive general public liability insurance including personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability, with a cross liability clause and a severability of interests clause to cover Tenant's indemnities set forth herein, and products and completed operations liability, in limits not less than $1,000,000.00 inclusive per occurrence; (c) Worker's Compensation and Employer's Liability insurance, with a waiver of subrogation endorsement, in form and amount as required by applicable law, but only to the extent such Worker's Compensation and Employer's Liability insurance is required by applicable law; and (d) In the event Tenant performs any repairs or alterations in the Premises, Builder's Risk insurance on an "All Risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (e) Improvements and betterments.

    B. Tenant shall have the right to include the insurance required by Section 14.01A under Tenant's policies of "blanket insurance". All certificates of insurance evidencing such coverage shall name Tenant as named insured thereunder and the liability insurance policy shall name Landlord and all mortgagees and lessors of Landlord of which Tenant has been notified, additional insureds, all as their respective interest may appear. Tenant shall deliver to Landlord certificates by the Commencement Date and, with respect to renewals of such policies, not later than fifteen (15) days prior to the end of the expiring term of coverage. All policies of insurance shall be primary and non-contributing. All such policies and certificates shall contain an agreement by the insurers to notify Landlord and any mortgagee or lessor of Landlord in writing, by Registered U.S. mail, return receipt requested, not less than thirty (30) days before any material change, reduction in coverage, cancellation (except only ten
(10) days prior notice to Landlord shall be required as a result of non-payment of insurance premiums).

    Section 14.02. Landlord shall insure the Project, Common Areas, Parking Facilities and all other portions of the Project during the term of this Lease against damage with casualty in an amount equal to the full replacement value of the Project and commercial general public liability insurance, all in such amounts and with such deductible as Landlord reasonably deems appropriate. Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided hereinabove, Landlord shall not be required to carry insurance of any kind on Tenant's Property, and Tenant hereby agrees that Tenant shall have no right to receive any proceeds from any insurance policies carried by Landlord.

    Section 14.03. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building, and Tenant shall comply with all reasonable and customary requirements and regulations of Landlord's casualty and liability insurer. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance in violation of applicable environmental laws, except for office products in quantities found in typical office use.

    Section 14.04. Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "All Risk" or similar policies covering real property or personal property (or which would have been covered if Tenant or Landlord, as the case may be, was carrying the insurance required by this Lease), including, without limitation, matters caused by the sole or concurrent negligence of the parties. Said waivers shall be in addition to, and not in limitation or derogation or, any other waiver or release contained in this Lease.

    ARTICLE 15

    DAMAGE BY FIRE OR OTHER CAUSE

    Section 15.01. If the Premises or any portion thereof is damaged or destroyed by any casualty to the extent that, in Landlord's reasonable judgment, the damage or destruction to the Building cannot be repaired within one hundred eighty (180) days after the date of such damage or destruction, Landlord shall have the right, at Landlord's option, to terminate this Lease by giving Tenant notice of such termination, within sixty (60) days after the date of such damage or destruction.

    Section 15.02. If the Premises or any portion thereof is damaged or destroyed by any casualty, and this Lease is not terminated pursuant to Section
15.01 hereof, Rent shall be abated in proportion to the area of the Premises which cannot be used or occupied by Tenant as a result of such casualty. Landlord shall in such event, within one hundred eighty (180) days after the date of such destruction or damage, subject to Force Majeure (as defined in Section 25.06) or to Tenant Delay, restore the Premises to as near the same condition as existed prior to such partial damage or destruction.

    Section 15.03. If the Building or the Premises or any portion thereof is destroyed by fire or other causes at any time during the last year of the Term, then either Landlord or Tenant shall have the right, at the option of either party, to terminate this Lease by giving written notice to the other within sixty (60) days after the date of such destruction.

    Section 15.04. Landlord shall have no liability to Tenant for inconvenience, loss of business, or annoyance arising from any repair of any portion of the Premises or the Building, provided that Landlord shall use good faith, reasonable efforts to minimize any such inconvenience, loss or annoyance. If Landlord is required by this Lease or by any mortgagee or lessor of Landlord to repair, or if Landlord undertakes to repair, Landlord shall use reasonable efforts to have such repairs made promptly and in a manner which will not unnecessarily interfere with Tenant's occupancy.

    Section 15.05. In the event of termination of this Lease pursuant to Sections 15.01, 15.02, then all Rent shall be apportioned and paid to the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

    ARTICLE 16

    CONDEMNATION

    Section 16.01. In the event any portion of the Building, the Premises, the Parking Facilities, or the Project are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), which taking, in Landlord's reasonable judgment, is such that the Building, the Premises, or the Parking Facilities cannot be restored in an economically feasible manner for use substantially as originally designed (including in such consideration the possible use of additional parking facilities in the vicinity of the Building), then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Tenant in a written notice of termination from Landlord to Tenant and Rent shall be apportioned as of the date of such condemnation.

    Section 16.02. In the event fifteen percent (15%) or more of the Premises or the Parking Facilities shall be taken by condemnation, which taking in Tenant's judgment is such that the Premises and/or the Parking Facilities cannot be restored for use substantially as originally designed (including in such consideration the possible use of additional parking facilities in the vicinity of the Building), then Tenant shall have the right, at Tenant's option, to terminate this Lease, effective as of the date on which such condemnation occurred.

    Section 16.03. In the event that a portion of the Premises shall be taken by condemnation, and this Lease is not terminated pursuant to Section 16.01 or
Section 16.02, then this Lease shall be terminated as of the date of such condemnation as to the portion of the Premises so taken, and this Lease shall remain in full force and effect as to the remainder of the Premises, and Landlord shall promptly following the date of the taking, take such action as may be required to restore the Project to substantially the same condition as existed prior to the taking.

    Section 16.04. All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, Tenant shall be entitled to pursue a separate award for loss of business or goodwill or the taking of Tenant's Property, and Landlord shall have no interest with respect thereto.

    Section 16.05. If any portion of the Project other than the Building or the Parking Facilities is taken by condemnation, or if the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation during the Term, this Lease shall be and remain unaffected by such condemnation, and Tenant shall continue to pay in full the Rent payable hereunder.

    ARTICLE 17

    INDEMNIFICATION

    Section 17.01. Tenant agrees to indemnify and hold harmless, Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Project, including the Premises, arising from the negligence or willful misconduct of Tenant, or its agents, employees, representatives, or contractors, but not including matters caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. In no event shall Tenant indemnify Landlord for damages, costs, expenses and other liabilities arising from Landlord's negligence or any defects in the design and/or construction of the Project. Tenant's foregoing indemnity shall include attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Landlord in any connection therewith. The provisions of this Article 17 shall survive the expiration or termination of this Lease with respect to any damage, injury, or death occurring before such expiration or termination.

    Section 17.02. Landlord shall, and hereby agrees to, indemnify and hold Tenant harmless from any damages in connection with loss of life, bodily or personal injury or property damage arising in the Project from the negligence of willful misconduct of Landlord, or its agents, employees, representatives, or contractors, but not including the negligence or willful misconduct of Tenant, or its agents, employees, representatives, or contractors. Landlord's foregoing indemnity shall include attorneys' fees, investigative costs and all other reasonable costs and expenses incurred by Tenant in connection therewith.

    ARTICLE 18

    SUBORDINATION AND ESTOPPEL CERTIFICATES

    Section 18.01. Subject to Tenant's receipt of the applicable Non-Disturbance Agreement (as hereinafter defined), this Lease and all rights of Tenant hereunder are subject and subordinate to all underlying leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, mortgages, or other security instruments which now or hereafter cover all or any portion of the Project or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Within twenty (20) business days following Tenant's receipt of written demand, Tenant shall execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord, and any mortgagee or lessor of Landlord shall reasonably require. Tenant shall not unreasonably withhold, delay, or defer its written consent reasonable modifications in this Lease which are a condition of any financing for the Project or any reciprocal easement agreement with facilities in the vicinity of the Building, provided that such modifications do not increase the obligations of Tenant hereunder or materially and adversely affect Tenant's use and enjoyment of the Premises. Notwithstanding anything contained herein to the contrary: (a) prior to the Commencement Date, Landlord shall deliver to Tenant an agreement executed by the holder of any liens currently encumbering the Project and the lessor under any ground lease affecting the Project confirming its agreement not to disturb Tenant's possession of the Premises or to terminate this Lease, except as specifically set forth in this Lease (a "Non-Disturbance Agreement"), (b) Tenant's obligations under this Lease shall be subject to Tenant's receipt of such a Non-Disturbance Agreement, and (c) this Lease shall not be subject to any lien placed against the Project or ground lease affecting the Project following the date hereof until such time as Landlord has delivered to Tenant a Non-Disturbance Agreement executed by the holder of any such lien or lessor under such ground lease.

    Section 18.02. Notwithstanding the generality of the foregoing provisions of
Section 18.01, any mortgagee or lessor of Landlord shall have the right at any time to subordinate any such mortgage or underlying lease to this Lease, or to any of the provisions hereof, on such terms and subject to such conditions as such mortgagee or lessor of Landlord may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such mortgage, or the sale of the Building under any such mortgage, or the termination of any underlying lease, Tenant shall, upon request of such mortgagee or any person or entities succeeding to the interest of such mortgagee or the purchaser at any foreclosure sale ("Successor Landlord"), automatically become the Tenant (or if the Premises has been validly subleased, the subtenant) of the Successor Landlord, without change in the terms or other provisions of this Lease (or, in the case of a permitted sublease, without change in this Lease or in the instrument setting forth the terms of such sublease); provided, however, that the Successor Landlord shall not be (i) bound by any payment made by Tenant of Rent or Additional Rent for more than one (1) month in advance, except for a Security Deposit previously paid to Landlord (and then only if such Security Deposit has been deposited with and is under the control of the Successor Landlord), (ii) bound by any termination, modification, amendment or surrender of the Lease done without the Successor Landlord's consent, (iii) liable for any damages or subject to any offset or defense by Tenant to the payment of Rent by reason of any act or omission of any prior landlord (including Landlord), or (iv) personally or corporately liable, in any event, beyond the limitations on landlord liability set forth in Section 25.05 of this Lease. This agreement of Tenant to attorn to a Successor Landlord shall survive any such foreclosure sale, trustee's sale conveyance in lieu thereof or termination of any underlying lease. Tenant shall, within twenty (20) days following Tenant's receipt of written demand at any time, before or after any such foreclosure or termination execute, acknowledge, and deliver to the Successor Landlord any written instruments and certificates evidencing such attornment as such Successor Landlord may reasonably require, provided, such Successor Landlord agrees not to terminate Tenant's possession of the Premises except as permitted under this Lease.

    Section 18.03. Tenant shall, from time to time, within twenty (20) days after request from Landlord, or from any mortgagee or lessor of Landlord, execute, acknowledge and deliver in recordable form a certificate certifying, to the extent true, that this Lease, as the Lease may have been amended, is in full force and effect; that the Term has commenced and the full amount of the Rent then accruing hereunder; the dates to which the Rent has been paid; that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant; the amount, if any, that Tenant has paid to Landlord as a Security Deposit; that no Rent under this Lease has been paid more than thirty
(30) days in advance of its due date; that the address for notices to be sent to Tenant is as set forth in this Lease, or has been changed as set forth in the certificate; that Tenant has no charge, lien, or claim of offset under this Lease or otherwise against Rent or other charges due or to become due hereunder; that, to the knowledge of Tenant, Landlord is not then in default under this Lease; and such other matters as may be reasonably requested by Landlord or any mortgagee or lessor of Landlord, which statements nay be modified to reflect circumstances as they currently exist. Any such certificate may be relied upon by Landlord, any Successor Landlord, or any mortgagee or lessor of Landlord. Landlord agrees periodically to furnish, when reasonably requested in writing by Tenant, certificates signed by Landlord containing information similar to the foregoing information.

    Section 18.04. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any mortgagee or lessor of Landlord whose address shall have been furnished to Tenant, and (b) Tenant offers such mortgagee or lessor of Landlord a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

    ARTICLE 19

    SURRENDER OF THE PREMISES

    Section 19.01. By no later than 11:59 p.m. of the Expiration Date or the date of earlier termination of this Lease, subject to Section 19.02 below, at Tenant's sole cost and expense, shall peacefully vacate and surrender the Premises to Landlord in good order, broom clean and in the same condition as at the beginning of the Term or as the Premises may thereafter have been improved, reasonable use and wear thereof and repairs which are Landlord's obligations under this Lease, casualty and condemnation only excepted, and Tenant shall remove all of Tenant's Property and turn over all keys for the Premises to Landlord.

    Section 19.02. Notwithstanding the foregoing, Tenant shall be entitled to continue to occupy the Premises during the thirty (30) day period following the expiration of this Lease at the Rent rate payable hereunder prior to such expiration and shall not be liable for any consequential or other damages suffered by Landlord during such thirty (30) day period. Should Tenant continue to hold the Premises after the expiration of such thirty (30) day period, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance at monthly installments of Rent equal to one hundred fifty percent (150%) of the monthly portion of Base Rent in effect as of the date of expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. The provisions of this
Article 19 shall survive the expiration or earlier termination of this Lease.

    ARTICLE 20

    LANDLORD'S RIGHT TO INSPECT

    Section 20.01. Landlord shall retain duplicate keys to all doors of the Premises (except for Tenant's secured areas). Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks (except for Tenant's secured areas). Landlord shall have the right to enter the Premises (except for Tenant's secured areas) at reasonable hours following at least twenty-four (24) hours prior notice (or, in the event of an emergency, at any hour, or in the event of providing janitorial services, after Business Hours); provided, however, Landlord shall use reasonable efforts to minimize interference with Tenant's business. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this Article 20 and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except for bodily injuries or property damages caused by the negligence or willful misconduct of Landlord, or its agents, employees, representatives, or contractors.

    ARTICLE 21

    SECURITY DEPOSIT

                              INTENTIONALLY DELETED


    ARTICLE 22

    BROKERAGE

    Section 22.01. Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with Broker, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Broker, whose commission shall be paid by Landlord. This provision shall survive the expiration or earlier termination of this Lease.

    ARTICLE 23

    OBSERVANCE OF RULES AND REGULATIONS

    Section 23.01. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations (herein so called) attached to this Lease as such Rules and Regulations may be changed from time to time. Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulations; provided Landlord gives Tenant prior notice of such changes and provided that such new rules and regulations or changes in existing rules and regulations do not conflict with this Lease, and do not materially interfere with the lawful conduct of Tenant's business in the Premises and are otherwise reasonable. In the event of a conflict between the terms of this Lease and the terms of the Rules and Regulations, the terms of this Lease shall control, it being agreed and understood that such Rules and Regulations shall not limit Tenant's rights under this Lease.

    ARTICLE 24

    NOTICES

    Section 24.01. All notices, consents, demands, requests, documents, or other communications (other than payment of Rent) required or permitted hereunder (collectively, "notices") shall be deemed given, whether actually received or not, when dispatched for hand delivery or delivery by air express courier (with signed receipts) to the other party, or on the second Business Day after deposit in the United States mail, postage prepaid, certified, return receipt requested, except for notice of change of address which shall be deemed given only upon actual receipt. The addresses of the parties for notices are set forth in Article 1, or any such other addresses subsequently specified by each party in notices given pursuant to this Section 24.01.

    ARTICLE 25

    MISCELLANEOUS

    Section 25.01. Professional Fees. In any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover from the other party its professional fees for attorneys, appraisers and accountants, its investigation costs, and any other legal expenses and court costs incurred by the prevailing party in such action or proceeding.

    Section 25.02. Reimbursements. Wherever the Lease requires Tenant to reimburse Landlord for the cost of any item, unless specifically provided otherwise herein, such costs will be the reasonable and customary competitive charge actually incurred by Landlord, plus a 5% fee to Landlord's manager, for such item.

    Section 25.03. Severability. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining agreements contained in this Lease shall not be affected.

    Section 25.04. Non-Merger. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate in the Project or any interest in such fee estate.

    Section 25.05. Landlord's Liability. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the sales proceeds, insurance proceeds and estate and property of Landlord in the Project for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee or lessor of the Project. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim.

    Section 25.06. Force Majeure. Whenever the period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant. Force Majeure shall not excuse or delay Tenant's obligation to Rent or either party's obligation to pay any other amount due under this Lease.

    Section 25.07. Headings. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, and successors and assigns of the parties thereto.

    Section 25.08. Successors and Assigns. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns or the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 25.08 shall be deemed to override Article 8.

    Section 25.09. Landlord's Representations. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building, the Parking Facilities, the Land, or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease.

    Section 25.10. Entire Agreement; Amendments. This Lease and the Exhibits and Riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

    Section 25.11. Tenant's Authority. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of Texas and in good standing with the State of Texas, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of Texas, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

    Section 25.12. Governing Law. This Lease shall be governed by and construed under the laws of the State of Texas. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Dallas County, Texas. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby agree and stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease.

    Section 25.13. Tenant's Use of Name of the Building. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and Tenant shall not do or permit the doing of anything in connection with Tenant's business or advertising (including brokers' flyers promoting sublease space) which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Tenant and Landlord, the Building, or the Land.

    Section 25.14. Ancient Lights. Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto; provided, however, Landlord shall not erect any structure on adjacent property which shall shut off Tenant's light, air or view.

    Section 25.15. Changes to Project by Landlord. Landlord shall have the unrestricted right to make changes to all portions of the Project in Landlord's reasonable discretion for the purpose of improving access or security to the Project or the flow of pedestrian and vehicular traffic therein. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, bathrooms, or any other Common Areas so long as reasonable access to the Premises remains available. Landlord shall also have the right to (a) rearrange, change, expand or contract portions of the Project constituting Common Areas (b) to use Common Areas while engaged in making improvements, repairs or alterations to the Project, or any portion thereof, and (c) to do and perform such other acts and make such other changes in to or with respect to the Project, or any portion thereof, as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

    Section 25.16. Time of Essence. Time is of the essence of this Lease.

    Section 25.17. Landlord's Acceptance of Lease. The submission of this Lease to Tenant shall not be construed as an offer and Tenant shall not have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant.

    Section 25.18. Financial Statements. Tenant shall deliver to Landlord its most recent annual report within thirty (30) days following Tenant's receipt of written demand therefore. In no event shall Tenant be required to deliver any other financial statements to Landlord in connection herewith.

    Section 25.19. Signage. Tenant shall have the exclusive right, at Tenant's sole cost, to place its name and corporate logo on signage to be located outside the Building at a mutually agreeable location, subject to Landlord's reasonable approval of the design of such signage. Landlord agrees to diligently pursue all avenues to obtain maximum signage rights for Tenant from the applicable governmental authorities, with any attendant costs to be solely borne by Tenant. Landlord will contribute up to $15,000.00 towards the costs of such signage payable within thirty (30) days of the completion, and Landlord's acceptance, of the construction of the signage, failing which Tenant shall be entitled to deduct such amount from the Rent next becoming due hereunder. Tenant shall be entitled to directory listings and signage in the elevator lobby, on the floors on which the Premises are located, and on the exterior of the Building. Tenant shall have the right, subject to Landlord's reasonable approval of the design of such signage, to obtain from applicable municipal authorities all of the signage rights Tenant desires and Landlord will cooperate with Tenant in connection with such efforts.

    Section 25.20. Lease Contingencies. Landlord and Tenant agree that this Lease shall not be effective until Landlord and Tenant receive a fully executed Tax Abatement Agreement and Economic Development Incentive Agreement from the City of Allen, Texas and the Allen Economic Development Corporation. Should the aforementioned agreements not be received by Landlord and Tenant by on or before August 31, 1998, either the Landlord or Tenant, upon written notice to the other party, may terminate this Lease. Further, Landlord agrees that Landlord will not purchase the Land from the City of Allen, Texas and the Allen Economic Development Corporation, nor enter into any agreement regarding the purchase of such land with the City of Allen, Texas or the Allen Economic Development Corporation, until this Lease has been fully executed by Landlord and Tenant.

    ARTICLE 26

    OTHER DEFINITIONS

    When used in this Lease, the terms set forth hereinbelow shall have the following meanings: (a) "Business Days" shall mean Monday through Friday (except for Holidays); "Business Hours" shall mean 8:00 a.m. to 6:00 p.m. on Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays (except for Holidays); and "Holidays" shall mean those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by landlords of other first-class office buildings in the north Plano, Texas suburban area. (b) "Common Areas" shall mean those certain areas and facilities of the Building and the Parking Facilities and those certain improvements to the Land other than the Premises. (c) The words "day" or "days" shall refer to calendar days, except where "Business Days" are specified. (d) "Net Rentable Area" shall mean the BOMA/American National Standard Institute single tenant standard, governed by Boma Southwest-Dallas, Texas, with all floor area measured from the inside surface of the outer glass of the Building, excluding only the areas ("Service Areas") within the outside wall used for the Building's stairs, fire towers, elevator shafts, vertical penetrations of the Building's central atrium, flues, vents, stacks, pipe shafts, and vertical ducts (which areas shall be measured from the mid-point of walls enclosing such areas, but including any Service Areas which are for the specific use of the particular tenant, such as special stairs or elevators, plus an allocation of the square footage of the Building's central areas for providing telephone, electrical, mechanical, janitorial, security and mail services, as well as, the central entry lobby, ground level elevator lobby and service elevator lobby, central fire exit corridors, service exit corridor and central loading dock (the "Central Areas"). No deductions from Net Rentable Area shall be made for columns or projections necessary to the Building. (e) The "terms of this Lease" shall be deemed to include all terms, covenants, conditions, provisions, obligations, limitations, restrictions, reservations and agreements contained in this Lease. (f) A "year" shall mean a calendar year.


    IN WITNESS WHEREOF, Landlord and Tenant have set their hands hereunto and have caused this Lease to be executed by duly authorized officials thereof, as of the day and year set forth on the cover page hereof.

LANDLORD:

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P.
an Delaware limited partnership

By:      Prentiss Properties I, Inc.
         an Delaware corporation
         general partner


         By:      /s/ Dennis J. DuBois
         Name:    Dennis J. DuBois
         Title:   Executive Vice President


         By:      /s/ J. Kevan Dilbeck
         Name:    J. Kevan Dilbeck
         Title:   Vice President


TENANT:

MICROGRAFX, INC.,
a Texas corporation


By:      /s/ Douglas Richard
Name:    Doug Richard
Title:   Chief Executive Officer

                                    EXHIBIT A

                           FLOOR PLAN OF THE PREMISES

                                    ATTACHED


                                        A

                                    EXHIBIT B

                                    THE LAND


A 10.0037 ACRE TRACT OF LAND BEING ALL OF LOT 2, OF THE REPLAT OF LOT 1, BLOCK 1 OF THE MILLENNIUM BUSINESS PARK, AN ADDITION TO THE CITY OF ALLEN, COLLIN COUNTY, TEXAS, BEING RECORDED IN CABINET I, PAGE 494 OF THE PLAT RECORDS OF COLLIN COUNTY, TEXAS (PRCCT) AS SHOWN ON THE ATTACHED EXHIBIT "A" AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

The POINT OF BEGINNING is a half-inch iron rod with a GBW yellow cap set to mark the southwest corner of the intersection of Century Parkway (85' right-of-way) and Millennium Drive (85' right-of-way), said point being in the west right-of-way for Century Parkway and being the southeast corner of a corner clip for said southwest intersection, and being in the east line of said Lot 2, said point also being the beginning of a non-tangent curve to the left having a radius 5,742.50 feet;

THENCE, with said curve being the west right-of-way of Century Parkway and the east line of Lot 2, through a central angle of 02 degrees 16'38" an arc distance of 228.24 feet, said curve having a chord which bears S 15 degrees 10"00" W a distance of 228.22 feet to a half-inch iron rod with a yellow GBW cap set to mark the point of tangent;

THENCE, 14 degrees 01'41" W with said right-of-way and east line a distance of
120.00 feet to a one-half inch iron rod with a yellow GBW cap set to mark the beginning of a tangent curve to the left, said curve having a radius of 1,142.50 feet;

THENCE, with said west right-of-way and east line through a central angle of 09 degrees 21'59" an arc distance of 186.77 feet, said curve having a chord which bears S 09 degrees 20'42" W a distance of 186.56 feet to a half-inch iron rod with a yellow GBW cap set to mark the point of tangent;

THENCE, S 04 degrees 39'42" W with said right-of-way and east line of Lot 2 a distance of 203.47 feet to a half-inch iron rod with a yellow GBW cap set to mark the beginning of a circular curve to the right, said curve having a radius of 1,057.50 feet;

THENCE, with said curve continue with said common line through a central angle of 16 degrees 51'16" an arc distance of 311.08 feet and having a chord which bears S 13 degrees 05'20" W a distance of 309.96 feet to a half-inch iron rod with a yellow GBW cap set to mark the northeast end of a corner clip at the northwest corner of intersection of said Century Parkway and Bethany Drive (110' right-of-way);

THENCE, S 64 degrees 58'01" W with said corner clip a distance of 14.62 feet to a half-inch iron rod with a yellow GBW cap set to mark the point at the southwest end of said corner clip, said point being at the beginning of a non-tangent curve to the left, having a radius of 786.42 feet;

THENCE, with said curve on the north right-of-way line of Bethany Drive, being the south line of Lot 2, through a central angle of 03 degrees 04'05" an arc distance of 42.11 feet, having a chord which bears N 73 degrees 47'19" W a distance of 42.10 feet to a half-inch iron rod with a yellow GBW cap set to mark the point, which point is a southwest corner of Lot 2 and a southeast corner of the Bethany Tech Center Addition, an addition to the City of Allen as recorded in Cabinet F, Page 273, PRCCT;

THENCE, N 14 degrees 01'41" E departing said right-of-way and with a west line of said Lot 2, being the east line of said Bethany addition, distance of 426.42 feet to a point, from which point a found half-rod bears N 51 degrees 57'15" W a distance of 1.27 feet, said point being an interior ell corner of Lot 2, and being the northwest corner of said Bethany Center addition;

THENCE, N 75 degrees 58'19" W with a south line of said Lot 2 being the north line of said Bethany Tech Center and also the north line of the N/F Madstone Properties, as recorded in Volume 92, Page 5975, PRCCT, a distance of 623.14 feet to a point, said point being the southwest corner of Lot 2, being the southeast corner of Lot 1R of said Millennium Park addition, and being in the north line of said N/F Madstone Properties, from which point a found 5/8 inch iron rod bears N 40 degrees 55'55" W a distance of 0.11 feet;

THENCE, N 14 degrees 04'56" E with the west line of Lot 2 being the east line of Lot 1R a distance of 662.74 feet to a one-half inch iron rod with a yellow GBW cap set to mark the point, said point being the northwest corner of Lot 2 and being the northeast corner of Lot 1R of said Lot 1, Block 1, of Millennium Business Park, said point also being in the south right-of-way drive of Millennium Drive;

THENCE, S 75 degrees 58'19" E with the north line of said Lot 2 being the south line of Millennium Drive a distance of 222.34 feet to a one-half inch iron rod with a yellow GBW cap set to mark the point at the beginning of a tangent curve to the right, having a radius of 1,957.50 feet;


                                        B
                                   Page 1 of 2

THENCE, with said curve with said south right-of-way and the north line of Lot 2 through a central angle of 02 degrees 53'19" an arc distance of 98.69 feet and having a chord which bears S 74 degrees 31'39" E a distance of 98.68 feet to a one-half inch iron rod with a yellow GBW cap set to mark the point of tangent;

THENCE, S 73 degrees 05'00" E with said common line a distance of 288.40 feet to a one-half inch iron rod with a yellow GBW cap set to mark the point at the beginning of a corner clip, being at the southwest corner of Millennium Drive and Century Parkway;

THENCE, S 28 degrees 23'20" E with said corner clip a distance of 26.73 feet to the POINT OF BEGINNING and containing 10.0037 acres (435,762 square feet) of land.


                                        B

                                    EXHIBIT C

                             LEASEHOLD IMPROVEMENTS


                                    ARTICLE 1

                                   DEFINITIONS

         The terms defined in Article 1 of this Exhibit C, for all purposes of this Exhibit C, shall have the meanings herein specified, and in addition to the terms defined herein, the definitions in the Basic Lease Information and otherwise in this lease shall also apply to this Exhibit C.

         1.01. "Base Building Condition" shall mean the condition of the Building and the Premises to be constructed by Landlord, which construction shall be completed with the improvements constructed substantially in accordance with those certain preliminary plans prepared by Architect (hereinafter defined), dated August 19, 1998, which plans are listed and made a part hereof as Attachment C-1 (the "Base Building Plans"). Landlord agrees that, subject to changes requested by Tenant or governmental authorities, the construction drawings prepared by Architect shall be a natural evolution of the Base Building Plans.

         1.02. "Building Standard" means the quality of materials, finishes, and workmanship from time to time specified by Landlord for the Building.

         1.03. "Non-Building Standard" means all materials, finishes, and workmanship used in connection with the construction and installation of the Leasehold Improvements which deviate from Building Standard in terms of quality.

         1.04. "Tenant's Work" means the work, if any, which is supplied, installed, and finished by Tenant's Contractor, at Tenant's cost, to complete any leasehold improvements to the Premises.

         1.05. "Leasehold Improvements" shall mean the leasehold improvements to be completed by Landlord, in the Premises as identified in Tenant's Plans and Specifications.

         1.06. " Architect" shall mean Haldeman, Powell & Partners, who is the architect engaged by Landlord to prepare the Base Building Plans and Tenant's Plans and Specifications for the Leasehold Improvements as contemplated by
Section 2.02 hereof.

         1.07. "Landlord's Contractor" means the person or firm from time to time selected by Landlord and Tenant, and paid by Tenant, subject to Tenant's Allowance, to construct and install the Leasehold Improvements in the Premises.

         1.08. "Landlord's Manager" shall be the manager of the Building, whose responsibilities include serving as construction manager for Tenant in connection with the construction of the Leasehold Improvements.

         1.09. "Net Rentable Area of the Building" shall have the meaning specified in the Basic Lease Information.

         1.10. "Net Rentable Area of the Premises" shall have the meaning specified in the Basic Lease Information.

         1.11. "Tenant Expenditure Authorization" means an authorization by Tenant, prior to the commencement of any Tenant's Work for Landlord's Manager to contract to expend funds for the Leasehold Improvements.

                                    ARTICLE 2

                       COMPLETION OF BUILDING AND PREMISES

         2.01. Tenant shall provide Architect with sufficient information by October 1, 1998, to enable Architect to prepare and complete the space plan, the architectural construction plan with detailed specifications and finish schedules and the mechanical and electrical construction plan with detailed specifications (collectively "Tenant's Plans and Specifications") for the Leasehold Improvements by December 1, 1998. Such Tenant's Plans and Specifications shall be prepared by Architect and submitted to Tenant for Tenant's approval within ten (10) Business Days of Tenant's receipt of same. Landlord's approval of the Tenant's Plans and Specifications, and any changes thereto, for Tenant's Work shall impose no responsibility or liability on Landlord for their completeness, design sufficiency, or compliance with all applicable laws, rules and regulations of governmental agencies or authorities, but Landlord shall require that Architect make Tenant a third party beneficiary of Landlord's rights under Landlord's agreement with Architect. After Tenant's approval of Tenant's Plans and Specifications, the Tenant Expenditure Authorization, which has been prepared by Landlord's Manager, shall be submitted to Tenant


                                       C
for its approval. Within ten (10) Business Days after Tenant's receipt of such Tenant Expenditure Authorization, Tenant shall notify Landlord's Manager in writing as to whether Tenant approves or disapproves such Tenant Expenditure Authorization. If Tenant fails to expressly disapprove such Tenant Expenditure Authorization, within this ten (10) Business Day period, then Landlord's Manager shall be authorized to proceed thereon. All costs, including professional fees, of Architect which are related to the review of Tenant's information and instructions and the preparation of the space plan and the Tenant's Plans and Specifications shall be paid by Tenant, subject to Tenant's Allowance.

         2.02. Unless otherwise agreed to in writing by Landlord and Tenant, the construction and installation of the Leasehold Improvements shall be carried out by Landlord's Contractor (who shall be reasonably acceptable to Tenant) under the sole direction of Landlord's Manager, who shall serve as construction manager. Tenant shall cooperate with Landlord and Architect to promote the efficient and expeditious completion of such Tenant's Work.

         2.03. If there are any changes in the Leasehold Improvements caused by Tenant from the work as reflected in the final Tenant's Plans and Specifications, each such change must be signed by Tenant and receive the prior written approval of the Landlord (which shall not be unreasonably withheld). All change orders must be signed by Landlord, Tenant and Landlord's Contractor and shall reference any delay in substantial completion and any additional cost that may result therefrom.

         2.04. Under no circumstances whatsoever will Tenant, or Tenant's authorized representative, ever alter or modify or in any manner disturb any system or installation of the Building, including, but not limited to, Central System. Only under Landlord's express written permission and under direct supervision of Landlord or Landlord's authorized representative shall Tenant or Tenant's authorized representative alter or modify or in any manner disturb any Branch System of the Building which is located within the Premises.

         2.05. All design, construction and installation shall conform to the requirements of applicable building, plumbing and electrical codes and the requirements of any authority having jurisdiction over, or with respect to, such work.

         2.06. Landlord shall construct, in a good and workmanlike manner and in compliance with all applicable laws, the Building in accordance with the Base Building Plans and Tenant's Work in accordance with Tenant's Plans and Specifications.

         2.07. Landlord's Manager shall have no obligation to cause the commencement of the installation of any of the Leasehold Improvements in the Premises until Tenant shall have approved the Tenant's Plans and Specification and the Tenant Expenditure Authorization as required by Section 2.01 hereof.

                                    ARTICLE 3

                               TENANT'S ALLOWANCE

         3.01. Landlord hereby grants Tenant an allowance based upon $30.00 per square foot of Net Rentable Area of the Premises ("Tenant's Allowance") to be used towards (i) space planning costs, architectural costs, and engineering costs for Tenant's Plans and Specifications; (ii) the cost of Tenant's Work for the Premises; and (iii) a 2.5% of construction costs (labor and materials) fee for up to $30.00 per Net Rentable square foot to Landlord's Manager. Tenant's Allowance shall be included in Total Projects Costs. Notwithstanding the foregoing sentence, if Total Project Costs, including Tenant's Allowance, are less than $100.00 per square foot of Net Rentable Area of the Premises, Tenant's Allowance may be increased, at Tenant's sole option, upon written notice to Landlord, to an amount such that the balance of Total Project Costs, plus Tenant's Allowance, as increased by Tenant, equals $100.00 per square foot of Net Rentable Area of the Premises. By way of example, if Total Project Costs, excluding Tenant's Allowance, equals $65.00 per square foot of Net Rentable Area of the Premises, Tenant may elect to increase Tenant's Allowance from $30.00 per Net Rentable square foot to $35.00 per Net Rentable Square foot. Tenant's Allowance may be increased by Tenant, at Tenant's sole option, by up to an additional $5.00 per square foot of Net Rentable Area of the Premises. Should Tenant elect to increase Tenant's Allowance by such $5.00 per square foot (or some lesser amount), Base Rent (as defined in Section 1.01M of the Lease) shall be increased by $0.80 (or a proportionately lesser amount if Tenant elects to increase the Tenant's Allowance by less than $5.00 per square foot) per annum per square foot of Net Rentable Area of the Premises for each year of the initial Term ("Additional Tenant's Allowance"). Landlord's Manager shall receive the aforementioned 2.5% fee on any construction costs associated with the Additional Tenant's Allowance. In the event that the full amount of Tenant's Allowance is not expended, Tenant may apply up to $5.00 per square foot of Net Rentable Area of any remaining monies against cabling and installation costs, move related costs, and filing fees associated with the installation of the Leasehold Improvements.

                                    ARTICLE 4

                               TOTAL PROJECT COSTS

         4.01. Landlord and Tenant agree that Base Rent, pursuant to Section 1.01M, of the Lease is currently based upon projected total construction costs for the Building of $100.00 per square foot of the Building. In the


                                       C
event that Total Project Costs exceed, or are less than, $100.00 per square foot of the Building, Base Rent shall be adjusted accordingly as hereinafter set forth. Base Rent shall be based upon nine percent (9%) of Total Project Costs for the initial three (3) years of the initial Term, ten percent (10%) of Total Project Costs for years four (4) through seven (7) of the initial Term; and eleven percent (11%) of Total Project Costs for the final three (3) years of the initial Term. Notwithstanding the foregoing provisions, in no event shall Landlord be required to contribute in excess of $110.00 per square foot of the Building to Total Project Costs, inclusive of Tenant's Allowance and Additional Tenant's Allowance.

         4.02. For purposes of this Lease, Total Project Costs shall be defined to include all costs of predevelopment, development and construction of the Project heretofore or hereafter incurred by Owner, any partner of Landlord computed, in each case, in accordance with generally accepted accounting principles, including, without duplication, the following:

                    (i) the cost of the Land, together with any fees incurred in connection therewith, plus any transfer taxes, title insurance premiums, escrow fees, legal fees, and other costs related to the acquisition of the Land; as well as carrying costs attributable to the Land; or any portion thereof, from the date of acquisition thereof until the Completion Date;

                    (ii) the cost of all labor, materials, utilities, equipment
               (acquired or rented) and similar items incorporated into or consumed in the construction and development of the Project and any related site, utility or landscaping work incorporated in or related to the Project, including all contract prices, including fees and bonuses, of contractors, subcontractors, and/or materialmen;

                    (iii) architectural, topographical and boundary surveying, legal, consulting, accounting, space planning, and engineering fees and expenses paid to outside architects, surveyors, accountants, consultants, attorneys and engineers in connection with the acquisition, planning, construction, financing and leasing of the Project and any related site, utility, or landscaping work, including borings, soil analysis, traffic studies and market studies;

                    (iv) to the extent not included in fee and expense
               statements from architects and engineers, costs of reproducing plans and specifications;

                    (v) all leasing fees and commissions (including those
               payable to Landlord or Landlord's manager of the Project), tenant inducement payments, and tenant coordination costs;

                    (vi) the cost of the Tenant's Work, including a fee of 2.5%
               of construction costs (labor and materials) payable to Landlord's manager;

                    (vii) all costs of building and other permits for the
               Project and all direct or indirect costs incurred in connection with obtaining any subdivisions, rezoning, zoning variances or other approvals required from any governmental entities having jurisdiction over the Project, or any portion thereof;

                    (viii) all commitment fees, and other financing costs,
               exclusive of interest (financing costs shall include any attorneys' fees and similar costs incurred in connection with the negotiation and closing of any construction loan for the Project);

                    (ix) all interest costs, including actual interest accruing on construction financing, and interest on equity funds advanced by Landlord from time to time in connection with the Project (i) at the average of the rates in effect from time to time with respect to the construction financing, or (ii) if no construction financing is in place, at a rate which is customary for construction financing of similar projects being developed by developers of similar creditworthiness, not to exceed 7 1/2% annual interest;

                    (x) a development fee to Landlord's manager of 4% of Total
               Project Costs (inclusive of construction costs of up to $30.00 per Net Rentable square foot based upon Tenant's Allowance for Tenant's Work;

                    (xi) all ad valorem taxes and other taxes and assessments
               paid or payable by Landlord with respect to the Project, or any portion thereof, prior to the Completion Date;

                    (xii) all direct and indirect costs of all off-site
               improvements constructed or paid for by Landlord, including any such improvements required to be constructed or paid for by Landlord in connection with the issuance of any building or other permits by any governmental entities having jurisdiction over the Project;

                    (xiii) all direct and indirect costs of acquiring any
               easements, air rights, use permits or other off-site rights in connection with the development of the Project;

                                       C

                    (xiv) all insurance premiums paid or payable by Owner with respect to the Project, including any builder's risk, fire and extended coverage, rent loss, or general liability coverage carried by Landlord prior to the Completion Date;

                    (xv) the amount of any rent or other sums paid or accrued
               under any ground lease of all or any portion of the Land.

         4.03. Upon the final determination of Total Project Costs, Landlord and Tenant shall enter into an amendment to the Lease to adjust, amongst other matters, the final determination of Base Rent and the final determination of the square footage to the Premises.

                                    ARTICLE 5

                              COMMENCEMENT OF RENT

         5.01. Tenant's obligation for the payment of the Rent under this Lease for the Premises shall commence in accordance with Section 3.02 of the Lease; provided, however, that if the Completion Date is delayed as a result of: (a) Tenant's failure to provide, or timely provide, Architect with sufficient instructions to allow Architect to prepare Tenant's Plans and Specifications by the time period required under Section 2.01 of this Exhibit C, (b) Tenant's changes in any Base Building Plans and Tenant's Plans and Specifications, (c) Tenant's failure to timely approve or disapprove, Base Building Plans and Tenant's Plans and Specifications or the Tenant Expenditure Authorization within the time period required by Section 2.01 of this Exhibit C, or (d) any long lead items requested by Tenant as part of Tenant's Work, then Tenant's obligation to pay Rent under this lease shall be accelerated by the number of days of such Tenant Delay (herein so called).



                                       C

                                 ATTACHMENT C-1

                               BASE BUILDING PLANS


                   SHEET                                   DATE
          Site Plan                                   August 19, 1998
          Ground Floor                                August 19, 1998
          Second Floor                                August 19, 1998
          Elevations (North, West)                    August 19, 1998
          Elevations (South, East)                    August 19, 1998
          Wall Sections                               August 19, 1998




                                      C-1
                                    Solo Page

                                    EXHIBIT D

                           FORM OF COMMENCEMENT NOTICE

         This Commencement Notice is executed this ___ day of _________________, 19__, by Prentiss Properties Acquisition Partners, L.P., an Delaware limited partnership ("Landlord"), and Micrografx, Inc., a Texas corporation ("Tenant"), pursuant to the provisions of Section 3.03 of that certain Lease Agreement (the "Lease") dated ______________, 19__, by and between Landlord and Tenant covering certain space in the Building known as _______________________. All terms used herein with their initial letter capitalized shall have the meaning assigned to such terms in the Lease.

                              W I T N E S S E T H:

         1. The Building, the Premises, the Parking Facilities, and all other improvements required to be constructed and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant.

         2. The Premises have been delivered to, and accepted by, the Tenant, subject to the completion of "punch list" items.

         3. The Commencement Date of the Lease is the 1st day of _____________, 19__, and the Expiration Date is the ___ day of ______________________, 19__.

         4. The Premises consist of square feet of Net Rentable Area on the floor of the Building.

         5. The Base Rent is $_______________ per annum, payable in monthly installments of $.

         6. Remittance of the foregoing payments shall be made on the first day of each month in accordance with the terms and conditions of the Lease at the following address:

                 Prentiss Properties Acquisition Partners, L.P.
                 3890 W. Northwest Highway, Suite 400
                 Dallas, Texas  75220-5166
                 Attention:  Lori Ashley


         IN WITNESS WHEREOF, this instrument has been duly executed by Landlord and Tenant as of the date first written above.

LANDLORD:

PRENTISS PROPERTIES ACQUISITION PARTNERS, L.P., a Delaware limited partnership

By:      Prentiss Properties I, Inc.,
         a Delaware corporation
         general partner


         By:
         Name:
         Title:


         By:
         Name:
         Title:

TENANT:

MICROGRAFX, INC.,
a Texas corporation

By:      ________________________
Name:    ________________________
Title:   ________________________



                                       D
                                    Solo Page

                                   RIDER NO. 1

                              RULES AND REGULATIONS


         1. Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from misuse on the part of a tenant or such tenant's officers, agents, servants, and employees shall be paid by such tenant.

         2. No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, except of such color, size, and style, and in such places, as shall be first approved in writing by the building manager.

         3. The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away gimmicks or any business involving the sale of second-hand goods, insurance salvage stock, or fire sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of- business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the first-class character of the Building.

         4. Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority.

         5. Tenant shall not place a load upon any floor of the premises which exceeds to floor load per square foot which such floor was designed to carry or which is allowed by applicable building code. Landlord may prescribe the weight and position of all safes and heavy installations which Tenant desires to place in the premises so as properly to distribute the weight thereof. All damage done to the Building by the improper placing of heavy items which overstress the floor will be repaired at the sole expense of the Tenant.

         6. A tenant shall notify the building manager when safes or other heavy equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the building manager, after receiving written permission from him/her.

         7. Corridor doors, when not in use, shall be kept closed.

         8. Each tenant shall cooperate with building employees in keeping the premises neat and clean.

         9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, animals, or reptiles, or any other creatures, shall be brought into or kept in or about the building.

         10. Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any leased space so as to be objectionable to Landlord or any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, in setting of cork, rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

         11. Tenants shall not use or keep in the Building any inflammable or explosive fluid or substance, except in normal office use quantities or any illuminating material, unless it is battery powered, UL approved.

         12. Landlord has the right to evacuate the Building in event of emergency or catastrophe.

         13 If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection; provided, that Landlord shall obtain the initial certificate of occupancy.
Tenant shall at all times comply with the terms of any such license or permit.

         14. Neither Tenant, nor any other person visiting the Building shall be permitted to use tobacco products in the Building, Premises, or the Common Areas.

         16. Landlord reserves the right to rescind any of these Rules and Regulations and make such reasonable other and further rules and regulations or modifications to these rules and regulations.


                                      R-1
                                    Solo Page

                                   RIDER NO. 2

                                EXTENSION OPTIONS

         Tenant shall have the right to extend the original term of this Lease (the "Original Term") for two (2) periods of five (5) years each, (each an "Extension Term"), upon and subject to the following terms and conditions:

         1. Not later than nine (9) months prior to the expiration of the Original Term, or the first Extension Term, as the case may be, Tenant may elect, at its sole option, to extend the Lease for the applicable Extension Term upon all of the terms and provisions which are applicable to the Original Term, except that Rent shall be adjusted as provided in Paragraph 3 below. If Tenant sends notice of such election to Landlord, within thirty (30) days thereafter, Landlord will provide Tenant with Landlord's calculation of the Fair Market Rental Rate (defined below) as to the Premises for the applicable Extension Term (the "Rent Offer"). Landlord and Tenant shall have thirty (30) days after receipt by Tenant of the Rent Offer from Landlord to reach agreement as to the appropriate rental rate to be applied for the applicable Extension Term (the "Agreed Fair Market Rental Rate"). In the event that such agreement is not reached on or before the expiration of such thirty (30) day period, the Fair Market Rental Rate shall be determined by arbitration, in accordance with the terms and conditions set forth in Rider No. 3 ("Arbitration") hereto. Tenant shall have the right to continue its occupancy of the Premises, subject to the terms and conditions contained in the Lease and this Rider No. 2, pending the decision of the arbitration panel. In the event that such agreement is reached on or before the expiration of such thirty (30) day period, this Lease, subject to the provisions of this Rider No. 2, shall be automatically extended for the Extension Term in question with the same force and effect as if the Extension Term had been originally included in the Term, upon the same terms and conditions as in this Lease, including the allocations of Parking Permits set forth in Section 1.01 P of the Lease, except that (a) the Base Rent shall be as set forth in paragraph 3 below, (b) the terms of the Lease relating to Landlord's obligations to construct leasehold improvements (including Exhibit C) shall be of no force or effect and Tenant shall be deemed to accept the Premises in its "as is" condition, subject to Landlord's obligations under the Lease, and
(c) in connection with the second Extension Term, Tenant shall have no right to extend or renew the Term for any period beyond the second Extension Term set forth herein. Notwithstanding the foregoing sentence, the parties may mutually agree to extend the Term beyond the Second Extension Term.

         2. Tenant's right to extend the Term for an Extension Term shall be of no force or effect if either at the time of exercise of the extension option, in question, or at the time of commencement of the Extension Term, in question, an Event of Default then exists. Tenant shall have no right to exercise the second Extension Option if Tenant fails to exercise the first Extension Option.

         3. Base Rent for the Premises for the first Extension Term shall be an amount equal to 95% of the Fair Market Rental Rate (as defined below), multiplied by the Net Rentable Area of the Premises. Base Rent for the second Extension Term shall be an amount equal to 100% of the Fair Market Rental Rate multiplied by the Net Rentable Area of the Premises. For purposes hereof the "Fair Market Rental Rate" means the fair market rental rate per square foot of Net Rentable Area of the Premises (taking into account a new base year for Operating Costs and all rent concessions and inducements) for a comparable lease term to comparable tenants for space of comparable size in comparable buildings in the north Plano, Texas suburban areas, but in no event less than the Base Rent and Tenant's Operating Costs Payment being paid by Tenant during the last year of the initial Term or the first Extension Term, as the case may be.

         4. Upon the exercise by Tenant of its option in respect of an Extension Term, the term "Term", as otherwise defined and used in the Lease, shall mean the Term, as extended for the Extension Term, in question, and the term "Expiration Date", as otherwise defined and used in the Lease, shall mean the date of expiration of the Extension Term, in question.

         5. Any termination, cancellation or surrender of this Lease shall terminate any right of extension for an Extension Term in respect of the portion of the Premises as to which this Lease is terminated, canceled or surrendered.

         6. Time shall be of the essence with respect to the exercise by Tenant of its option under this Rider No. 2.


                                      R-2
                                    Solo Page

                                   RIDER NO. 3

                                   ARBITRATION


         1. Applicability. This Rider No. 3 ("Arbitration") shall only apply with respect to the resolution of a dispute as to Fair Market Rental Rate pursuant to Rider No. 2 of the Lease. To institute the provisions of this Rider No. 3, the requesting party shall notify the other party and in such notice shall designate the first arbitrator. If the first arbitrator is acceptable to the other party, the other party shall so notify the requesting party within ten
(10) days after such notice is given and the first arbitrator shall proceed to determine the matter or dispute within twenty (20) days thereafter. If the first arbitrator is not acceptable to the other party, then within ten (10) days after the giving of the requesting party's notice, the other party shall designate, in a written notice, the second arbitrator. If the other party fails to timely approve the first arbitrator or designate the second arbitrator, then the first arbitrator shall proceed to determine the matter or dispute within twenty (20) days after the expiration of such ten (10) day period. If a second arbitrator is designated, the arbitrators shall meet within ten (10) days after the designation of the second arbitrator and proceed to jointly appoint a third arbitrator within ten (10) days after the date the first arbitrator and second arbitrator first convene for the purpose of selecting the third arbitrator, and the decision of the third arbitrator shall be made within twenty (20) days after his or her appointment. A decision of the first arbitrator (if a second arbitrator is not designated pursuant to this Rider No. 3) or the third arbitrator, as applicable, shall be binding and conclusive on the parties hereto and shall be enforceable as a judgment by the prevailing party against the losing party. If any arbitrator shall fail, refuse, or become unable to act, a new arbitrator shall be appointed in his or her place following the same method as was originally followed with respect to the arbitrator to be replaced. Landlord and Tenant shall each pay the fees and expenses of the arbitrator it appoints, but if only one arbitrator is used, or if a third arbitrator is used, the fees and expenses of such sole or third arbitrator, as the case may be, shall be borne equally by the parties. All other expenses of arbitration shall be borne equally by the parties. Notwithstanding anything contained herein to the contrary, each party shall be responsible for the payment of all fees and expenses associated with such party's legal counsel and arbitrator selection. All hearings and proceedings held and all investigations and actions taken by the arbitrators shall take place in Austin, Texas.

         2. Court Appointment of Arbitrator. Should it be necessary to appoint a third arbitrator as provided for in paragraph 1 hereinabove and the initial two arbitrators are unable to agree upon a third arbitrator within ten (10) days, then either Landlord or Tenant may apply to the appropriate Court of the State of Texas, for the appointment of the third arbitrator.

         3. Procedures. Any arbitration carried out pursuant to this Agreement shall be governed by the applicable rules of the American Arbitration Association and the Texas General Arbitration Act; provided that regardless of any conflict with any such rules the arbitrators shall afford the parties to this lease a hearing and the right to submit testimony and other evidence with respect to the matter in question, as well as the privilege of cross-examining any witnesses presented by or on behalf of the other party.

         4. Qualifications of Arbitrators. Any arbitrator appointed by Landlord or Tenant and any third arbitrator, shall be a licensed real estate broker(s), with at least ten (10) years experience in the field of office leasing and who has been involved in the leasing of at least one (1) million square feet of office space on a cumulative basis in the greater Dallas-Fort Worth metropolitan area. Such arbitrator(s) cannot be affiliated with Landlord or Tenant to the extent that would cause arbitrators to be a biased party in the reasonable judgment of the parties. No arbitrator shall have been employed by either party for the prior two (2) years. Any arbitrator designated to serve in accordance with the provisions of this Rider No. 3 shall not be affiliated with any party appointing such arbitrator.

         5. Arbitration Not Relieve Performance. During any arbitration proceedings pursuant to this Rider No. 3, the parties hereto shall continue to perform and discharge all of their respective obligations under this lease; provided however, that the performance and discharge of such obligations shall in no event prejudice the rights or positions of such parties with respect to the matters to be resolved in connection with this Rider No. 3.

         6. Restriction on Arbitrator's Authority. In determining any controversy or dispute, the arbitrator shall apply the provisions of the Lease, without departure therefrom in any respect. The arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease, but this provision shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration. The decision of the arbitration shall be accompanied by written findings of fact as determined in accordance with applicable lease provisions.


                                      R-3
                                    Solo Page

                                   RIDER NO. 4

                              RIGHT OF FIRST OFFER

         1. If Landlord decides to offer all or any part of the Project, including the Premises, and the fee interest in the Land, for sale to third parties, then Landlord shall first offer to sell same to Tenant on such reasonable terms and conditions as Landlord is then willing to accept. Tenant's right to first offer shall be an on-going right during the Term. Landlord shall set forth such acceptable terms and conditions in writing (the "Offer Notice") delivered to Tenant. Tenant shall have thirty (30) days from the date of such delivery of the Offer Notice to notify Landlord, in writing, of Tenant's interest in purchasing the Project, or such portion thereof being offered for sale, on substantially the same terms as set forth in the Offer Notice, whereupon Landlord shall prepare and submit a written proposed contract to Tenant embodying substantially the same terms and conditions as set forth in the Offer Notice. Landlord and Tenant shall negotiate in good faith the terms and conditions of the contract on comparable business terms as would be typically found in contracts for the sale of similar office buildings of a similar age and tenant composition in the greater Dallas-Fort Worth metropolitan area. If Landlord and Tenant are unable, in good faith, to mutually execute a contract within thirty (30) days of the date on which Tenant provides notice of its interest in purchasing the Project, or such portion thereof, including the Premises and the Land, or if Tenant fails or refuses to accept the terms and conditions set forth in the Offer Notice, Landlord can sell the portion of the Project as indicated in the Offer Notice on the same or better economic terms as set forth in the Offer Notice without further submissions to Tenant for a period of twelve (12) months without reoffering the portion of the Project as indicated in the Offer Notice for sale to Tenant.

         2. If Tenant fails to indicate Tenant's interest in purchasing the property on substantially the same terms and conditions in the Offer Notice and Landlord later reduces the economic value of the terms and conditions that Landlord is willing to accept by more than five percent (5%) in the aggregate, then Landlord will send a new thirty (30) day Offer Notice to Tenant setting forth such new terms and conditions as Landlord is willing to accept for the Project, and Tenant shall have a right to accept the terms and conditions in the new Offer Notice on the same basis as set forth in the foregoing paragraph.


                                      R-4
                                    Solo Page

                                   RIDER NO. 5

                                 EXPANSION AREA


         1. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right, upon written notice, to Landlord to expand the size of the Building and Premises at anytime during the initial five (5) years of the initial Term; provided that Tenant requires an expansion of not less than 40,000 square feet of Net Rentable Area nor more than 70,000 of Net Rentable Area (the "Expansion Area"). Tenant's right to expand the Building and Premises shall expire, if unexercised prior to such date on the fifth (5th) anniversary of the Commencement Date.

         2. In the event that Tenant desires to expand the Building and Premises as set forth in paragraph 1 herein, Tenant shall provide Landlord written notice of such intention to expand advising Landlord of the approximate square footage of Net Rentable Area of the proposed Expansion Area. In the event that Tenant exercises such expansion right by no later than the fifteen (15) month anniversary of the Commencement Date, the term of the leasing of the Expansion Area shall be coterminous with the initial Term. Further, Tenant's Allowance (as defined in Exhibit C hereof) shall be equal to a prorata portion of the Tenant's Allowance of $30.00 per square foot of Net Rentable Area applicable to the initial Premises, based upon the portion of the initial Term remaining on the commencement date of the leasing of the Expansion Area. By way of example, in the event that Tenant elects to lease the Expansion Area on the fifteen (15) month anniversary of the Commencement Date and the Expansion Area is substantially completed on the twenty-four (24) month anniversary of the Commencement Date, Tenant shall be entitled to an allowance equal to $24.00 per square foot of Net Rentable Area of the Expansion Area, based upon the eight (8) years remaining in the initial Term.

         3. In the event that Tenant exercises Tenant's right to lease the Expansion Area at anytime after the fifteen (15) month anniversary of the Commencement Date, the term, solely as it applies to the leasing of the Expansion Area, shall be ten (10) years. Further, Tenant shall have the right to extend the initial Term for the initial Premises to be coterminous with the ten
(10) year term of the leasing of the Expansion Area. Tenant shall be entitled to receive the full amount of Tenant's Allowance of $30.00 per square foot of Net Rentable Area for any Expansion Area with a term of ten (10) years.

         4. (a) Base Rent for the Expansion Area shall be based upon Total Project Costs (as defined in Article 4 of Exhibit C hereof) for such Expansion Area. For purposes of the Expansion Area only, annual Base Rent for the Expansion Area shall be based upon the greater of (i) the then current Base Rent rate under the Lease for the initial Premises, or (ii) an amount equal to Total Project Costs times the prime rate of interest plus two and one-half percent (2 1/2%), as determined at the time of Tenant's exercise of its right to lease the Expansion Area, as publicly announced by Bank One, Texas, N.A., or any successor thereof, not to exceed the maximum rate permitted under federal law or the laws of the State of Texas. This annualized Base Rent shall be divided by the number of square feet of Net Rentable Area within the Expansion Area in order to determine the annual Base Rent per square foot of Net Rentable Area of the Expansion Area. The annual Base Rent shall continue at the aforementioned rate for each year of the term of the leasing of the Expansion Area.

         (b) In the event that the election to lease the Expansion Area occurs after the fifteen (15) month anniversary of the Commencement Date and Tenant elects to extend the initial Term for the initial Premises in order to be coterminous with the leasing of the Expansion Area, Base Rent, for the initial Premises only, for any period after the Expiration Date (as defined in Section 1.01G of the Lease) and ending on the date of the expiration of the term of the leasing of the Expansion Area shall be equal to (i) the rate per square foot of Net Rentable Area of the Premises during the last year of the initial Term, plus
(ii) ten percent (10%) per annum of the average annual Base Rent for the initial Term for the initial Premises, for each three (3) year incremental extension of the initial Term. By way of example, if the annual average Base Rent during the initial Term equaled $10.00 per square foot, Base Rent, for the initial Premises only, shall be increased by $1.00 per square foot for each year of the extension of the initial Term. Base Rent for the initial three (3) years of the extension of the term beyond the current Expiration Date, would be based upon $12.00 per square foot, with Base Rent to adjust to $13.00 per

                                      R-5
square foot for any period of the extension of the initial Term beyond the third
(3rd) anniversary of the Expiration Date.

         (c) Notwithstanding the foregoing provisions or anything to the contrary in this Rider No. 5, in no event shall Landlord be required to incur Total Project Costs in excess of $100.00 per square foot of the Expansion Area.

         5. Except as set forth herein, the leasing of the Expansion Area shall be upon the same terms and conditions as set forth in the lease, except that the Parking Facilities shall be adjusted in order to account for the expansion of the Building and Premises by the Expansion Area. Upon the leasing of the Expansion Area by Tenant, the Building and the Premises shall be deemed to include the Expansion Area for all purposes herein, including Tenant's rights to extend the Term for the Premises as set forth in Rider No. 4.

         6. In the event that Tenant extends the initial Term pursuant to this Rider No. 5, the Extension Options set forth in Rider No. 4 shall not be deemed to have been exercised, so that Tenant shall continue to have the right to extend the Term for two (2) successive five (5) year periods following the expiration of the initial Term, as it may be extended pursuant to this Rider No. 5.

         7. Time is of the essence in connection with the exercise of Tenant's rights pursuant to this Rider No. 5.


                                      R-5
                                   Page 2 of 2